As filed with the Securities and Exchange Commission on _______, 2007
                                           Registration Statement No. 333-138150
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             -----------------------------------------------------
                                 AMENDMENT NO. 1

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -----------------------------------------------------


                         MONEY CENTERS OF AMERICA, INC.
                 (Name of small business issuer in its charter)
         Delaware                          6099                  23-2929364
         --------                          ----                  ----------
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization) Classification Code Number)  Identification No.)

             -----------------------------------------------------

         700 South Henderson Road, Suite 325, King of Prussia, PA 19406
     -----------------------------------------------------------------------

                                 (610) 354-8888
             -----------------------------------------------------

   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

             -----------------------------------------------------

               Christopher M. Wolfington, Chief Executive Officer
                         Money Centers of America, Inc.
                       700 South Henderson Road, Suite 325
                            King of Prussia, PA 19406
                                 (610) 354-8888
            (Name, Address and Telephone Number of Agent for Service)

             -----------------------------------------------------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             Lawrence D. Rovin, Esq.
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

             -----------------------------------------------------

      Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time as all of the shares of common stock registered hereunder have been sold.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed Maximum         Proposed
        Title of Each Class            Amount to be    Offering Price      Maximum Aggregate         Amount of
   of Securities Being Registered       Registered    Per Share((1))      Offering Price (1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Shares of Common Stock........     9,434,086 shares       $0.41             $3,867,975              $413.87
--------------------------------------------------------------------------------------------------------------------
  Total.........................     9,434,086 shares       $0.41             $3,867,975              $413.87
====================================================================================================================


(1) Estimated solely for the purposes of calculating the registration fee. The proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices on January 30, 2007 as reported on the NASD Over-the-Counter Bulletin Board.

SUBJECT TO COMPLETION.  DATED                                , 2007.
                              -------------------------------

                                   PROSPECTUS

                         Money Centers of America, Inc.
                        9,434,086 Shares of Common Stock




         An aggregate of 9,434,086 shares of common stock of Money Centers of America, Inc. covered by this prospectus are being offered and sold from time to time by certain of our stockholders hereinafter referred to as the selling stockholders. All of these shares are being registered for resale only. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The shares of our common stock that we are registering by this prospectus will be offered for sale by the selling stockholders, from time to time, at prevailing market prices or in negotiated transactions.

         Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board and is quoted under the Symbol "MCAM."

         The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933 in connection with such sales.

         These securities are speculative and involve a high degree of risk. For a discussion of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is                              , 2007
                                        -----------------------------

                                TABLE OF CONTENTS

                                                                            Page

Summary........................................................................1

Risk Factors...................................................................3

Business.......................................................................9

Legal Proceedings.............................................................18

Cautionary Statement For Forward-Looking Statements...........................18

Management's Discussion and Analysis or Plan of Operations....................19

Directors, Executive Officers, Promoters and Control Persons..................30

Executive Compensation........................................................32

Security Ownership Of Certain Beneficial Owners And Management and Related
     Stockholder Matters......................................................34

Selling Holders...............................................................36

Plan of Distribution..........................................................37

Use of Proceeds...............................................................39

Certain Relationships and Related Party Transactions..........................39

Description of Securities.....................................................40

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities.............................................................41

Market for Common Equity and Related Shareholder Matters......................42

Experts.......................................................................43

Legal Matters.................................................................43

Where You Can Find More Information...........................................43

                                     SUMMARY

         This summary highlights important information included in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" beginning on page 3.

                                    Business

         We are a single source provider of cash access services, the ONSwitch(TM) transaction management system and the Omni Network to the gaming industry. We have combined state-of-the-art technology with personalized customer services to deliver high quality ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. As suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model.

         Our core business of providing single source full service cash access services in the gaming industry is the source of our revenue and profits. We have also launched several new services in the last 2 years, such as our ONSwitch(TM) Transaction Management System, CreditPlus, Cash Services Host Program, and the Omni Network(TM) that have helped to differentiate our product offering in the marketplace.

         We launched our ONSwitch(TM) Transaction Management System in January 2006 and we began to offer ONSwitch(TM) to our customers as a "turn-key" solution that they can use to process and facilitate their own transactions without using a vendor. ONSwitch(TM) allows a gaming operator to leverage existing infrastructure to internalize the delivery and operation of cash access services, retail merchant card processing, automated ticket redemption, and player's club redemptions.

         With ONSwitch(TM), we will generate revenues from licensing fees and ongoing support fees rather than providing cash access services ourselves. Although our recurring revenues from a particular casino will be substantially reduced, we will no longer incur the costs associated with on-site personnel and equipment and interest expense on the substantial working capital required for vault cash to support our current services. This will enable us to support a much larger customer base. For a more complete description of ONSwitch(TM), see "Business - Products - ONSwitch(TM) Transaction Management System" on page 19.

         We have a team of experienced executives in the financial services and gaming industries who have identified an opportunity to capitalize on the need for an experienced, aggressive, service oriented company to provide a full range of funds transfer services to the gaming and retail markets.

         We currently have contracts to provide some or all of the cash access services in 25 locations across the United States and the Caribbean.

         Our offices are located at 700 South Henderson Road, Suite 325, King of Prussia, PA 19406. Our telephone number is (610) 354-8888.


                                  The Offering

Shares offered by the selling stockholders  9,434,086. Includes 270,000 shares issuable upon the exercise of
                                            warrants.

Common stock outstanding                    30,524,853 shares.

Use of proceeds                             The selling stockholders
                                            will receive the net proceeds from
                                            the sale of the shares offered by
                                            this prospectus. We will receive
                                            none of the proceeds from the sale
                                            of shares offered by this
                                            prospectus.

                       Description of Selling Stockholders

         In this prospectus we are registering the resale of up to 9,434,086 shares of our common stock by 27 of our securitiesholders, including 22 investors who purchased shares of our common or warrants exercisable for shares of our common stock in private placement offerings.

                         Summary Consolidated Financial
                               and Operating Data

         The following table sets forth summary consolidated historical financial data for the fiscal years ended December 31, 2005 and December 31, 2004 (audited) and the nine months ended September 30, 2006 and September 30, 2005 (unaudited). You should read this information in conjunction with "Management's Discussion and Analysis or Plan of Operations" as well as the consolidated financial statements and their related notes included elsewhere in this prospectus.

                                             -------------------------------------- -- -----------------------------------
                                                    Years Ended December 31              Nine Months Ended September 30
                                             ------------------ -- ---------------- -- ------------- - -------------------
                                                   2005                 2004               2006               2005
                                             ------------------    ---------------- -- ------------- - -------------------
Statement of Income Data:
Revenues                                  $        19,409,238   $      16,252,270   $     9,498,316        15,348,705
Cost of revenues                                   15,801,366          13,912,356         7,609,738        12,334,290
                                             ------------------    ---------------- -- ------------- - -------------------
Gross Profit                                        3,607,872           2,339,914         1,888,578         3,014,415
Selling, general and administrative                 2,238,904           2,642,341         1,541,713         1,700,273
expenses
Noncash Compensation                                   91,225           7,674,491            37,694            92,066
Depreciation and Amortization                         941,079           1,615,803           241,753           502,264
                                             ------------------    ---------------- -- ------------- - -------------------
Income (loss) from operations                         336,664         (10,141,484)           67,418           719,812
Interest expense, net                              (1,997,438)         (1,700,439)      (1,335,487)        (1,412,900)
Other income (expense), net                            (5,393)                170         (105,724)            (2,812)
Net loss                                  $        (1,666,167)  $     (11,841,753)  $   (1,507,872)          (687,229)
                                             ------------------    ---------------- -- ------------- - -------------------
Net loss per share - basic                $             (0.07)  $          (1.33)   $        (0.06)  $         (0.03)
Net loss per share - diluted              $             (0.07)  $          (1.33)   $        (0.06)  $         (0.03)


                                               December 31, 2005         September 30, 2006
                                             ----------------------    -----------------------
Balance Sheet Data:
Working Capital                           $       (6,896,428)       $       (7,518,823)
Total assets                                       8,886,425                  7,275,601
Total liabilities                                 13,922,012                 12,724,026
Stockholders' deficit                             (5,035,587)               (5,448,425)

                                       2

                                  RISK FACTORS

         You should carefully consider the risks described below, together with all of the other information included in or incorporated by reference in this prospectus, before making an investment decision. We believe that the risks and uncertainties described below are the material risks that we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

         Our vault cash funding facility has expired and we will be unable to operate our business unless it is renewed or replaced.

         In order to operate our business we require substantial funds (referred to as "vault cash") to finance the float, or money in transit, that exists between the time we advance funds to customers and the time we are reimbursed. We currently obtain vault cash from a $7,000,000 credit facility with Mercantile Capital, L.P. This facility expired May 31, 2006 and, although Mercantile Capital has continued to provide us with vault cash on the same terms since that date, it could decide to cease doing so, and demand repayment of the outstanding balance, at any time. Although we have had discussions with Mercantile Capital regarding the terms of a renewal of this facility, we can give no assurance that the facility will be renewed. If it is not renewed, and if we are unable to obtain replacement financing in a timely manner, we will be forced to cease operations until we obtain replacement financing.


         We have approximately $10,663,266 in indebtedness and approximately $2,060,760 in accounts payable, commissions payable and accrued expenses. If we are unable to satisfy these obligations, then our business will be adversely effected.


         As of September 30, 2006, we had indebtedness in the aggregate principal amount of approximately $10,663,266 and accounts payable and accrued expenses of approximately $2,060,760. Though our operating profits are sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business will be adversely affected. Certain of these obligations are secured by security interests in substantially all of our assets granted to the lender. Accordingly, if we are unable to satisfy these obligations, then our lender may sell our assets to satisfy the amounts due under these loans. Any such action would have an adverse effect on our business.


         Our independent auditors have raised substantial doubt about our ability to continue as a going concern.


         Due to our accumulated deficit of $16,477,119 as of December 31, 2005, and our net loss of $1,666,167 for the year ended December 31, 2005, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, we may not generate net income or positive cash flow in 2006 or at any time in the future.


         We have had a history of losses and may experience continued losses in the foreseeable future.

         For the year ended December 31, 2005 we experienced a net loss of $1,666,167 and for the year ended December 31, 2004, we experienced a net loss of $11,841,753. Due to the costs associated with our planned continued expansion of our business, we expect to incur losses for the year ending December 31, 2006. If we are unable to increase revenues from existing and new contracts while controlling costs, our losses may be greater than we anticipate and we may have insufficient capital to meet our obligations.

         Our business is concentrated in the gaming industry.

         Our business currently is concentrated in the casino gaming industry, and our plan of operation contemplates that we will continue to focus on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming or the rate of expansion of the gaming industry, changes in laws or regulations affecting casinos and related operations or the occurrence of other adverse changes in the gaming industry, would have a material adverse effect on operations.


         Most of our agreements with casinos are of a short duration and may not be renewed.

         Our agreements with casino operators typically have initial terms of one to five years, with renewal clauses. It is likely that one or more of our casino customers will elect not to renew their contracts. We rely principally on our relationships with the casino operators, rather than on the terms of our contracts, for the continued operation of our funds transfer services. However, if our contracts expire and customers do not elect to renew them, and we have not entered into sufficient contracts with new customers to replace the lost revenues, then our revenues will be adversely affected.


         Our contracts with Indian tribes are subject to claims of sovereign immunity.

         We have entered into agreements with Indian tribes. Indian tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. The law regarding sovereign immunity is unsettled. Though some of our contracts provide for a limited waiver of immunity for the enforcement of our contractual rights, if any Indian tribe defaults on our agreements and successfully asserts its right of sovereign immunity, our ability to recover our investment, or to originate and sell future Indian gaming transactions, could be materially adversely affected.


         We derive a significant portion of our revenues from one customer and the loss of that customer could have a significant adverse effect on our financial results.

         The Company is dependent on one customer for a significant portion of its revenue and gross profit. For the year ended December 31, 2005, we derived 16.6% of our revenues from this customer. The loss of this customer would result in an immediate material reduction in our revenues and gross profit.


         We face collection risks in cashing checks presented by casino patrons.

         Like all companies engaged in the funds transfer business, we face certain collection risks, especially with respect to check cashing services. We attempt to minimize collection risks by utilizing disciplined procedures in processing transactions. Nevertheless, our operations would be adversely affected by any material increase in aggregate collection losses. Though we have been effective in managing our credit risk in the past, it is possible that we might incur significant losses with respect to our check cashing services in the future and such losses could have a material, adverse effect on our financial condition.


         We are subject to licensing requirements and other regulations.

         We are subject to licensing requirements and other regulations in many states and by Native American tribal entities. Regulators have significant discretion to deny or revoke licenses. If we are unable to obtain a license required to do business in a certain state or with a certain Native American tribe, or if such a license is revoked, there would be significant negative consequences, including possible similar action by other regulatory entities. In addition, government laws and regulations may include limitations on fees charged to consumers for cash access services (although no such limitations currently exist). Changes in laws and regulations could have a material, adverse effect on our operations.

         The exercise of stock options and warrants at prices below the market price of our common stock could cause a decrease or create a ceiling on the market price of our common stock.

         We have issued and outstanding stock options and warrants exercisable for 3,130,000 shares of our common stock at prices below our current market price, with an average exercise price of $0.01 per share. The existence of these options may have a depressing effect on the market price of our common stock, and the exercise of these options, if accompanied by a sale of the shares of common stock issued on exercise, may result in a decrease in the market price of our common stock.


         Our success depends on market acceptance of our products and services.

         We believe that our ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of our products and services, particularly our credit card cash advance products, POS Debit, CreditPlus, ATM and check cashing products. We cannot predict whether market acceptance of our existing products and services will continue or that our new products and services will receive any acceptance from the marketplace. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or decrease market acceptance of our products and services. Most of our business is based on one to five year agreements with casino operators. We have been successful in renewing these agreements and in attracting new customers. However, insufficient market acceptance of our products and services could have a material, adverse effect on our business, financial condition and results of operations.


         Our success will be largely dependent upon our key executive officers and other key personnel.

         Our success will be largely dependent upon the continued employment of our key executive officers and, particularly, our continued employment of Christopher M. Wolfington. The loss of Mr. Wolfington's services would have a material adverse effect on our operation. Although Mr. Wolfington has entered into an employment agreement with us, and owns approximately 45.7% of our issued and outstanding common stock, it is possible that Mr. Wolfington would not continue his employment with us. In addition, we do not presently maintain insurance on Mr. Wolfington's life. Although we believe that we would be able to locate a suitable replacement for Mr. Wolfington if his services were lost, we may not be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We may not be able to attract and retain the personnel necessary for the development of our business.


         We will be in competition with companies that are larger, more established and better capitalized than we are.

         The cash access services industry is highly competitive, rapidly evolving and subject to constant change. Our principal competitors in the credit/debit card cash advance area are Global Cash Access Holdings, Inc., Global Payments, Inc., Fidelity National Information Services, Inc. and Cash Systems, Inc. Some of our competitors have:

o greater financial, technical, personnel, promotional and marketing resources;
o        longer operating histories;
o        greater name recognition; and
o        larger consumer bases than us.

         We believe that existing competitors are likely to continue to expand their products and service offerings. Moreover, because there are few, substantial barriers to entry, we expect that new competitors are likely to enter the cash access services market and attempt to market financial products and services similar to our products and services, which would result in greater competition. We may not be able to compete successfully with these new or existing competitors.


         Shares of our common stock lack a significant trading market.

         Shares of our common stock are not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market on the Over-The-Counter Bulletin Board. This market tends to be highly illiquid. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock. An active trading market in our common stock may not develop, or if such a market develops, may not be sustained. In addition, there is a greater chance for market volatility for securities that trade on the Over-The-Counter Bulletin Board as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.


         Ownership of our stock by one person means that our other shareholders have no effective ability to elect directors or otherwise influence management.

         One person controls a majority of our capital stock. Christopher M. Wolfington owns approximately 45.7% of our issued and outstanding capital stock. As a result, Mr. Wolfington has the ability to control substantially all matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets), to elect himself as Chairman, Chief Executive Officer and Treasurer and to control our management and affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, or impeding a merger, consolidation, takeover or other business.


         Our shares of common stock are subject to penny stock regulation.

         Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

o        a toll-free telephone number for inquiries on disciplinary actions;

o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o such other information and is in such form (including language, type, size and format), as the Securities and Exchange
         Commission shall require by rule or regulation.

         Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

o        the bid and offer quotations for the penny stock;

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


         A provision in our Amended and Restated Certificate of Incorporation requires 5% holders of our common stock to consent to background checks by state and Native American regulators and statutory provisions to which we are subject may have the effect of deterring potential acquisition proposals.

         Many of the regulatory authorities that approve our licensing and many of the Indian tribes with which we may do business perform background checks on our directors, officers and principal shareholders. As a consequence, our Amended and Restated Certificate of Incorporation provides that a person may not hold 5% or more of our securities without first agreeing to:

o        consent to a background investigation,
o        provide a financial statement, and
o        respond to questions from gaming regulators and/or Indian tribes.

         Stockholders holding less than 5% of our outstanding securities could also be subject to the same requirements. Such requirements could discourage acquisition of large blocks of our securities, could depress the trading price of our common stock and could possibly deter any potential purchaser of our company.

         Our directors may be subject to investigation and review by gaming regulators in jurisdictions where we are licensed or have applied for a license. Such investigation and review of our directors may have an anti-takeover effect.

         We do not intend to pay cash dividends on our shares of common stock.


         The future payment of dividends will be at the discretion of our Board of Directors and will depend on our future earnings, financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that any earnings that may be generated from our operations will be retained by us to finance and develop our business and that dividends will not be paid to stockholders. Accordingly, the only income that our stockholders may receive will be derived from the growth of our stock price, if any.

                                    BUSINESS
General

         Money Centers of America, Inc. is a corporation existing under the laws of the State of Delaware. The company's original Certificate of Incorporation was filed on October 10, 1997 and a Restated Certificate of Incorporation was filed on August 20, 2004.

         We are a single source provider of cash access services and transaction management systems to the gaming industry. Our core competencies are the facilitation, processing, and execution of ATM, Credit Card Advance, POS Debit, Check Cashing, stored value, marker, and merchant card services in the Gaming Industry. As the suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to offer a full range of cash access services as well as to identify merger and acquisition candidates with discrete product offerings that complement our existing offerings and will further support our business model.

         We intend to become a leading innovator in cash access and transaction management services for the gaming industry. Our business model is specifically focused on providing our full suite of cash access services through two distinct deployment channels: 1) the traditional outsourced solution whereby the casino operator contracts out all cash access services whereby we provide a complete package of hardware, software and processing services to our customers, and 2) the licensing of our ONSwitch(TM) Transaction Management System through licensing agreements pursuant to which we sell an enterprise software application that allows casinos to internalize the operation of these services which includes providing their own hardware, service and maintenance.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We are confident that our full service and technology license deployment strategy positions us to meet the needs of any gaming facility or jurisdiction in the United States.

         We currently have contracts to provide some or all of the cash access services in 25 locations across the United States and the Caribbean. Our locations are in the states of California (12 locations), Florida (4 locations), New York (2 locations), Caribbean (2 locations) and 1 location each in Colorado, Illinois, Nevada, New Mexico, Wisconsin and Washington.

History

         Prior to March 2001, we were a development company focusing on the completion of a Point of Sale ("POS") transaction management system for the gaming industry. In March 2001, we commenced operations with the launch of the POS system at the Paragon Casino in Marksville, LA.

         On January 2, 2004, iGames Entertainment, Inc. acquired us pursuant to our merger with and into a wholly-owned subsidiary of iGames formed for that purpose. In addition, on January 6, 2004, iGames acquired Available Money, Inc., an operator of free-standing ATM machines in casinos. The business operations of Available Money were combined with our business operations. As a result of the acquisition of Available Money and our continued growth, we currently provide services in 25 locations across the United States and the Caribbean.

         Our acquisition by iGames was accounted for as a reverse acquisition. Although iGames was the legal acquirer in the merger, we were the accounting acquirer since our shareholders acquired a majority ownership interest in iGames. Consequently, our historical financial information is reflected in the financial statements prior to January 2004. All significant intercompany transactions and balances have been eliminated.

         On October 15, 2004, pursuant to an Agreement and Plan of Merger dated as of August 10, 2004 (the "Merger Agreement") by and between iGames and us, iGames was merged with and into us. Pursuant to the Merger Agreement, the holder of each share of iGames' common stock received one share of our common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of our common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' January 2004 acquisition of us (the "Merger Warrants"), are deemed options and warrants to purchase the same number of shares of our common stock with no change in exercise price. The Merger Warrants were cancelled in exchange for 1.15 shares of our common stock for each share of common stock purchasable thereunder.

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         As a result of this merger, iGames ceased to exist as a corporation and we succeeded to the registration of iGames under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"), pursuant to the provisions of Rule 12g-3(a) promulgated under the Act. iGames was registered, and filed reports, under the Act with the Securities and Exchange Commission (the "Commission") in accordance with Section 12(g) of the Act.


         In addition, as a result of this merger, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of our stockholders. We have also assumed administration of the iGames' Amended and Restated 2003 Stock Incentive Plan. iGames had a fiscal year that ended on March 31. We have a fiscal year that ends on December 31. We have retained our December 31 fiscal year.

Products

         We have developed four primary products: credit/debit card cash advance, CreditPlus Credit Services, Automatic Teller Machines ("ATMs") and check cashing solutions. These products are the primary means by which casinos make cash available to gaming customers. We believe that we have a distinct advantage in the cash access industry because we offer all four of these products, and each of our seven current full service casino customers utilizes all four products although we offer them separately as well. We anticipate that a majority of future casino customers will contract for all services. Currently, we provide these services on a direct, full service basis using our hardware, software and personnel. In addition to our core products, we commenced offering customers our proprietary ONSwitch(TM) transaction management system in January 2006. With ONSwitch(TM), casinos can license our software systems and use their own hardware, personnel and capital to provide the cash access services to its customers. We do not have any current customers using this system.

         ONSwitch(TM) Transaction Management System

         ONSwitch(TM) is a turnkey software solution that enables casino operators to insource cash access operations such as ATM, cash advance, POS debit, retail merchant card processing, automated ticket redemption, and player's club redemptions. Historically, casino operators have engaged third party processors such as us to handle cash access operations, with the goal of driving more cash to the gaming floor. These third party providers would install the equipment, evaluate credit transactions, and provide the cash to casino patrons who were seeking to tap available sources of cash.

         Now, with ONSwitch(TM), casino operators have an extremely cost-effective solution to eliminate the middleman, capture the profits from cash access operations, and gain control of the customer experience.

         ONSwitch(TM) couples Mosaic Software's Postilion electronic funds transaction software platform with proprietary software for the gaming industry. Postilion is at the forefront of next-generation payment processing software, driving payments for some of the largest financial services companies in the world through ATMs, POS terminals, phones, and Internet access points. We have the exclusive right to resell Postilion software within the gaming industry.

         We will generate revenues from licensing fees, transaction fees and ongoing support, training and consulting fees rather than providing cash access services. Although our revenues from a particular casino will be substantially reduced, we will no longer incur the costs associated with on-site personnel and equipment and interest expense on the substantial working capital required to support our current services. This will enable us to support a much larger customer base. We began marketing ONSwitch(TM) in January 2006. Although to date none of our existing customers have decided to convert to the ONSwitch(TM) transaction management system, we have provided them with the right to do so and believe that the ability to convert will provide us with a marketing competitive advantage with prospective customers.

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         In addition, with ONSwitch(TM) we will have the opportunity to create an additional revenue stream through the financing of our licensing fees. Some casinos will want to finance the ONSwitch(TM) license fee; which will give us the opportunity to derive additional revenues from finance charges on the deferred license fee payments.

         We believe that the economics of our business are too compelling for gaming operators not to consider internalizing cash access operations in order to generate additional revenue and profits, especially when these operations are virtually identical to a gaming operator's core competencies. Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers.

         Since launch, we have experienced a shorter sales cycle and have gained access to larger potential customers. For example, most of the national publicly traded gaming companies would not typically meet with one of our sales team. Since the launch of ONSwitch(TM), we have had several of these gaming entities call us.

         We feel that ONSwitch(TM) can change the industry. For years cash access companies have concealed the simplicity of the business to casino operators. Currently, casinos and cash access companies share in the profits. Unfortunately this lends itself to contracts being shorter in nature and continued pricing pressure for providing essentially a commodity service. With the proper technology, the casino can make more money by providing the services itself. We will provide them with that technology. In addition to the financial rewards of ONSwitch(TM) to casino operators, there is also the reward of owning your own cash access and the things you can do once you own it. Casinos can then directly control their customers experience through ONSwitch(TM).

         ONSwitch(TM) can also do merchant card processing. In addition to the casino saving on not having to pay its processors for transactions in hotels, gas stations and gift shops, the casino can gain another revenue item by requiring that all the retail outlets in the facility use the casino as a merchant card processor in their stores.

         We have about 5 strong ONSwitch(TM) leads and we believe that we will sign one or more letters of intent shortly. One of California's largest casinos has stated it will purchase the ONSwitch(TM) after a test period. We are currently working with their IT department on various upgrades and will test this shortly. It has taken longer than expected, but we feel this and another California casino will sign letters if intent shortly.

         ONSwitch(TM) has benefits for our internal operations as well. We will lower our processing cost internally from 5.5 cents to 1.5 cents per transaction. Based on our current level of business, this will save us over $500,000 per year.

         Credit/Debit Card Cash Advance.

         In March 2001, we introduced our first credit/debit card cash advance ("CCCA") product. Our CCCA products allow casino patrons to obtain cash from their credit card, or checking account in the case of debit transactions, through the use of our software and equipment. Our CCCA product accounted for 99,449 transactions and $2,398,500 in revenues (13% of total revenues) for the year ended December 31, 2005 and 58,914 transactions and $1,538,042 in revenues (16.4% of total revenues) for the nine months ended September 30, 2006.

         In order to initiate a transaction, gaming patrons visit one of our ATMs or kiosks located on the casino floor. Each kiosk houses a point-of-sale terminal ("POS") equipped with our software. The ATM or kiosk terminal will prompt the customer to swipe his/her credit or debit card and enter the dollar amount requested. The terminal will then dial our centralized processing center that electronically contacts the appropriate bank for an authorization or disapproval. If authorized, the terminal will direct the customer to a casino cage. Once at the cage, the customer will present his/her credit/debit card and driver's license. A cage cashier will swipe the credit/debit card in one of our terminals, which communicates with our central servers. After finding the kiosk-approved transaction, a printer attached to the cage terminal will generate a company check. The cashier will give the customer cash in the amount requested after he/she endorses the system-generated check. The check is then deposited by the casino into its account for payment from one of our bank accounts and we debit the customer's credit/debit card. This transaction can be accomplished without the gaming customer using a personal identification number. For credit/debit card advances, customers pay a service charge typically between 6% and 9% of the amount advanced.

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         The CCCA product is distinguished from standard ATM transactions, described below, in that either a credit or debit card can be used to initiate the transaction, and in that no PIN number is required and the maximum withdrawal limits typically imposed on ATM transactions are not applicable as the CCCA transaction is initiated at our booth and is processed as a typical POS transaction instead of as an ATM transaction.

         We believe that we have several competitive advantages over competing providers of CCCA services. First, our casino clients are able to access player tracking and other valuable information from our website on a daily basis. This information is collected when a customer uses our CCCA product. Competing systems offer limited reporting, which typically is only available via hard copy weeks after the month has ended. Our reporting is Internet-based and allows customers to custom design a system to meet their reporting requirements. In addition, customers have access to their information twenty-four hours a day, seven days a week. Unique features of our PC-based systems are color, touch-screen monitors, integration of all products in one interface, signature capture technology and transaction prompting.

         ATMs

         Automated Teller Machines or "ATMs" are a growth market spurred on by the development of less expensive "dial-up" automatic teller machines and the opportunity to charge users transaction surcharges of up to $5.00 per disbursement. We have access to all major bank networks and equipment suppliers. Due to the highly fragmented nature of the ATM business, this service is highly competitive, which has eroded margins and revenue growth potential. We are currently providing gateway services to a wide range of national, regional and international debit, credit and EBT networks. Additional links are being established, including direct connections to national merchants as well as third party, authorization and EBT providers. In addition to providing ATMs in casinos in conjunction with our other services, we have contracts to provide freestanding ATMs to 9 customers and we currently operate 28 ATMs at those locations (of which 16 ATMs are not in casinos). Our casino-based ATMs do not effectively compete with ATMs offered by banks and other financial institutions as we are the only ATM providers in our casinos and casino patrons typically will not leave the casino premises for cash if ATM facilities are on the premises. ATM activities accounted for 4,019,686 transactions and $10,371,757 in revenues (53.5% of total revenues) for the year ended December 31, 2005 and 1,891,373 transactions and $4,646,291 in revenues (49.6% of total revenues) for the nine months ended September 30, 2006.

         Transactions at our ATM machines are processed by GenPass Technologies, a full-service ATM processing company that provides services to over 24,000 ATMs nationwide. All ATM transactions are processed using Genpass' network and Genpass provides all reporting, recordkeeping and related services. In addition, Genpass provides all cash management and vault cash needed for our non-casino ATMs. Genpass receives a per-transaction fee and charges us a fee for vault cash equal to Genpass' cost of funds, currently the prime rate less 5/8%, on vault cash used at non-casino ATMs. Genpass is one of several national ATM processors, and although we currently are dependent on Genpass for this service we believe that alternate providers are available on substantially similar economic terms.

         Check Cashing

         Check cashing services are provided at all of our casino operations. When a casino patron requests check cashing at one of our service desks, we initiate a check verification process using identification procedures and software systems. Each transaction also provides additional data for our customer database, which can be used in assessing the creditworthiness of the particular customer. The system and software permit information to be gathered and reported in an efficient and timely manner. We have designed and implemented a credit rating system that utilizes this customer database to determine whether a casino customer's check should be cashed. Check cashing involves the risk that some cashed checks will be uncollectible because of insufficient funds, stop payment orders, closed accounts or fraud. We assume 100% of the credit risk from check cashing operations. This risk of collection is greater in new locations where the amount of data in our database is smaller. Unlike all other companies providing check services, we do not use a credit scoring system, as a credit scoring system will decline many checks that we believe are acceptable risks. Currently, we only guarantee checks that are cashed in one of our full service money centers, where our employees are facilitating the transaction.

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

         A second option for check cashing services is a check guarantee and check verification process in which the casino uses POS terminals to scan the customer's check and request remote authorization. We have formed an alliance with a third party provider to offer this service option to our customers. We intend to either acquire a company operating in this segment of the industry or to build a proprietary system to offer this service to our customers. Under this option, which is not yet in operation in any of the casinos we serve, we retain 100% of the credit risk.

         A third option is for a casino to license our proprietary check-cashing software and manage its own check cashing services. For a monthly licensing fee, we will install and support our proprietary Windows-based check-cashing software and train casino personnel regarding its proper use. This software can either stand-alone or integrate with our credit card advance system. This is the same software that we use in our full service money centers. This program streamlines the process from check approval through collection of bad checks. Casinos will have access to our national database that will provide check credit histories for customers in casinos nationwide. Since most casinos wish to manage this process internally, we believe that there is significant revenue opportunity for this product. Under this option, which is not yet in operation in any of the casinos we serve, the casino would assume 100% of the credit risk.

         Check cashing activities accounted for 353,553 transactions and $3,197,228 in revenues (11.7% of total revenues) for the year ended December 31, 2005 and 232,994 transactions and $2,108,443 in revenues (22.5% of total revenues) for the nine months ended September 30, 2006. We incurred aggregate net losses from bad checks of $801,313 and $211,312, respectively, representing 0.84% and 0.35%, respectively, of the aggregate $94,553,802 and $59,938,177 in check-cashing transactions processed for those periods.

         CreditPlus Credit Services

         Casinos in traditional gaming markets, like Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These casinos issue credit internally and rely on specialized credit reporting in their risk management decisions. Prior to the launch of our CreditPlus product there was only one company providing the specialized credit reporting that the gaming industry relies on for its credit decisions.

         Until recently, casinos in the $15 billion dollar a year Indian gaming market had little or no ability to utilize credit issuance in their operations. Under the state law compacts governing their operations, the majority of Indian casinos are prohibited from offering credit to customers. Further, the capital requirements necessary to develop the internal ability to offer credit on a prudent basis prevented smaller properties from developing the capability. The absence of a third party credit issuer capable of facilitating these transactions compounded the problem. As non-Indian casinos extend credit directly, there was no market need for a third-party credit provider, and therefore no providers of this service. The other provider of specialized credit reporting did not itself provide credit services.

         Our CreditPlus platform allows players in Indian casinos to receive credit for the first time and, based on an average transaction fee of 10%, CreditPlus positions us to be at the forefront of what we estimate to be a $2 billion market. Currently we have a strong market position in providing credit guarantee and credit management services to this highly profitable market.

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         The CreditPlus product has three distinct elements: Credit Reporting,
Credit Management and Credit Guarantee.

                  Credit Reporting. We have developed a proprietary database of credit reporting information, based on prior transaction history with casino patrons.


                  Credit Management. Like our check cashing management software, CreditPlus can be used to streamline the credit process from approval through collection of bad debt. Casinos will have access to the CreditPlus system that will provide check and credit histories for casino and retail patrons. Since many casinos wish to manage this process internally, we believe there is significant revenue opportunity with this product.


                  Credit Guarantee. Casino and retail customers can also access cash through CreditPlus credit guarantee. The customer will fill out a CreditPlus application. We then go through a check verification and credit underwriting process similar to that used in check cashing to determine whether to extend credit. Upon approval, the CreditPlus system will generate a marker for an amount up to the credit line that we approved. Each marker is effectively a check drawn on the customer's checking account that we agree to hold for up to 30 days. Most markers are repaid prior to the end of the holding period. Fees are based on state regulations and the amount of time that we hold the marker. In many cases, the customer will return to our location prior to our deposit of the marker and request that a new holding period be established in exchange for an additional fee. These transactions are approved and facilitated at our full service money centers and shortly will be available through the casino cage via an approval code transmitted through the CreditPlus system. We assume 100% of the credit risk from the issuance of the marker.


         CreditPlus accounted for 1,901 transactions and $114,583 in revenues (0.62% of total revenues) for the year ended December 31, 2005 and 806 transactions and $44,747 in revenues (0.48% of total revenues) for the nine months ended September 30, 2006. We incurred aggregate net losses from nonpayment of advances of $27,079 and $11,000, respectively, representing 2.6% and 2.9%, respectively, of the aggregate $1,026,063 and $382,860 in transactions processed in those periods. CreditPlus is in place at 2 casinos.


         In addition to our four core services, we have developed our "Cash Services Host Program." Under the program, we have specially trained and equipped employees, known to the casino and identifiable as our Cash Services Hosts, deployed on the casino floor. The Cash Services Hosts are available to casino customers to provide cash access services at the gaming table or slot machine, thus eliminating the need for the customer to leave the gaming table or slot machine to obtain funds. This is viewed as an amenity by the customer and increases the gaming activity thereby enhancing the casino's revenues. By making our services more accessible to the customer, it increases our transaction activity and revenues. The Cash Services Host Program was operating at 1 casino and was introduced in 3 additional casinos in 2005. The Cash Services Host Program accounted for approximately $512,000 in revenues (2.6% of total revenues) for the year ended December 31, 2005 and $276,920 in revenues (2.97% of total revenues) for the nine months ended September 30, 2006.

         Omni Network

         In January 2006 we also introduced the Omni Network, a free, shared credit data and responsible gaming network for the gaming industry. We built the Omni Network with the idea that credit and responsible gaming data belongs to the gaming operators and is necessary for the protection of consumers and the integrity of gaming operations.

         The Omni Network is comprised of real-time credit and responsible gaming data garnered from a transaction database that spans the entire United States and soon the Caribbean and South America. Free access to this comprehensive database empowers casino operators to make their own informed decisions about extending credit to casino patrons.

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

         Membership in the Omni Network is free to casino operators in the United States, the Caribbean and South America. The database will initially be populated by Money Centers of America from its casino cash access operations. Additional subscribers will contribute their own data to further build out the credit and transaction history of casino patrons.

Business Objectives

         Our business strategy is to focus on continuing to aggressively market our services in the casino industry, while seeking to develop additional proprietary technology to manage and execute the funds transfer transactions that are a part of our core business while providing us with a competitive advantage in the markets that we serve. This will enable us to maximize market penetration, realize significant profit margins and compete effectively with larger competitors. Due to ownership changes, personnel changes and antiquated systems, the niche markets in the funds transfer industry that we have identified have seen a substantial turnover in management, expertise and industry direction. We believe that these markets are ripe for a state of the art funds transfer system that will position us as the leader in the industry.

         We have identified the following applications that we believe create immediate value and will provide us with a competitive advantage in our core markets.

o        Integrated PC based POS transaction management system.

o Web or VPN based credit reporting system specific to the transactions executed in Money Centers' core markets.

o        ONSwitch(TM) and the Omni Network.

o        Ticket Redemption Machines (TRM).

o        Multi-purpose kiosks.

         With few exceptions, our competition is operating on systems that are outdated with few value-added capabilities. Our development personnel can develop customized applications that will result in us being more competitive in the marketplace and experiencing higher profit margins from new accounts


The Casino Gaming Market

         Casino gaming in the United States has expanded significantly in recent years. Once found only in Nevada and New Jersey, casino gaming has been legalized in numerous states, including land-based casinos on Indian lands and elsewhere, on riverboats and dockside casinos, and at horse racing venues. The growth in gaming has resulted from legalization of gaming in additional jurisdictions and the opening of new casinos in existing markets, as well as from an overall increase in gaming activity.

         Though the geographic expansion of casino gaming has slowed, we anticipate continued growth as states struggle to fill large revenue gaps in their state budgets. We also anticipate continued growth in the Indian Gaming market as tribes are more successful at negotiating more stable and long-term compacts with their respective state governments. The expansion of casino gaming has generated a corresponding demand for ancillary services, including cash access services in casinos. Third parties provide cash access services to most casinos pursuant to contracts with the casino operator. We believe that the principal objective of casino operators in providing or arranging for such services is to promote gaming activity by making funds available to casino customers on a convenient basis. In some cases, however, the casino operator may view such services as a potential profit center separate from the gaming operations.

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         Our business currently is concentrated in the casino industry and it contemplates that its operations will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming, a reduction in the rate of expansion of casino gaming, changes in laws or regulations affecting casinos and related operations, or other adverse changes in the gaming industry would have a material adverse effect on our operations. We will continue our business plan to identify market segments outside of gaming to diversify our revenue base while maintaining our operating margins. Until this objective is achieved, there will always be a risk that our current revenue is highly dependent on the success of the gaming industry.

         Increased competition has prompted casino operators to seek innovative ways to attract patrons and increase the frequency of return visits. We believe that efficient and confidential access to cash for casino patrons contributes to increased gaming volume. Credit/debit card cash advances, markers, check cashing and ATMs are the three primary methods used by casinos to provide their patrons with quick and efficient access to cash. Virtually all casinos in the United States currently offer at least one of these services on their premises. While some casino operators provide such services themselves, most casinos' cash access services are provided by third parties pursuant to contracts with the casino operators. We are unique in that we provide multiple options for the delivery of these services. We offer systems that are run from the casino's cage, systems that we operate with our employees out of leased space in the casino, and we offer host programs where our employees facilitate transactions remotely from the slot machine or gaming table.

Customer Profile

         Every gaming facility provides ATM, credit card cash advance, debit, and/or check cashing services to their customers. Services are typically outsourced pursuant to an exclusive agreement with a supplier for an average of two to five years. Each year approximately 400 accounts totaling over $500 million in revenue are up for bid.

         Our 25 locations include six full service deployments at Indian casinos and one full service deployment at a non-Indian casino. The remainder are ATM-only locations (two casinos and 16 retail locations). In addition, we have signed one additional full service casino contract, one additional stand alone location with some but not all of our products and one additional ATM-only casino contract, all with commencement scheduled in the first quarter of 2007. Our customers represent a blend of the type and size of gaming operations in the U.S., including traditional markets like Las Vegas, Indian reservations, and smaller markets like Colorado and Missouri.

         Our full service locations all reside within the Indian Gaming segment of the industry. Two are in California, with one each in New Mexico, Washington and Wisconsin. Our stand-alone ATM customers are located in Colorado, Nevada, New York, and California. One of our full service customers represented approximately 16.6% of our revenue for the year ended December 31, 2005.


         There are no boundaries when identifying potential casino customers. In the near future, we will focus our marketing efforts on Native American Markets, Las Vegas, Atlantic City, the Caribbean and South America and riverboats.

         We operate our cash access services pursuant to agreements with the operators of the host casinos or approved resellers. Such agreements typically have initial terms of one to five years, with renewal clauses. In most of the agreements, either party may cancel the agreement with cause if the breach is not cured within thirty days. We rely principally on our relationship with the casino operators rather than on the terms of our contracts for the continued operation of our cash access services. While there can be no assurance that the agreements will be renewed after their initial terms, we believe that our relationships with the casinos in which we operate are good.

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Government Regulation

         Many states and Tribal entities require companies engaged in the business of providing cash access services or transmitting funds to obtain licenses from the appropriate regulating bodies. Certain states require companies to post bonds or other collateral to secure their obligations to their customers in those states. State and Tribal agencies have extensive discretion to deny or revoke licenses. We have obtained the necessary licenses and bonds to do business with the casinos where we currently operate, and will be subject to similar licensing requirements as we expand our operations into other jurisdictions.

         As part of our application for licenses and permits, members of our board of directors, our officers, key employees and stockholders holding five percent or more of our stock must submit to a personal background check. This process can be time consuming and intrusive. If an individual is unwilling to provide this background information or is unsatisfactory to a licensing authority, we must have a mechanism for making the necessary changes in management or stock ownership before beginning the application process. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses necessary for the conduct of our business.

         Many suppliers to Native American casinos are subject to the rules and regulations of the local tribal gaming commission. These gaming commissions have authority to regulate all aspects of casino operations, including vendor selection. Some gaming commissions require vendors to obtain licenses and may exercise extensive discretion to deny or revoke licenses. We have obtained the necessary licenses or approvals from the appropriate tribal gaming commissions where we operate. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses and approvals necessary for the conduct of our business.

         Our business may also be affected by state and federal regulations governing the gaming industry in general. Changes in the approach to regulation of casino gaming could affect the number of new gaming establishments in which it may provide cash access services.

Competition

         We have focused to a large extent on providing cash access services to the gaming industry. In the cash access services market, we compete primarily with Global Cash Access, Inc., Fidelity National Information Services, Inc.'s ("FIS") Game Financial Corporation subsidiary, Global Payments Inc.'s Cash & Win service and Cash Systems, Inc. Competition is based largely on price (i.e., fees paid to the casino from cash access service revenues), as well as on breadth of services provided, quality of service to casino customers and value-added features such as customer information provided to the casino. It is possible that new competitors may engage in cash access services, some of which may have greater financial resources. If we face significant competition, we may have a material adverse effect on our business, financial condition and results of operations. We cannot predict whether we will be able to compete successfully against current and future competitors.

         Our competitors are primarily specialized gaming cash access companies. Global Cash Access and Cash Systems, Inc. are stand alone businesses like us. Although Global Cash Access has the largest market share, much larger companies such as Certegy, Global Payments, and US Bank have entered the market through acquisitions and subsidiary operations. These companies have significant access to capital and development resources that are superior to ours. However, we believe that their large size also will make it more difficult for these companies to adapt quickly to swift changes in market conditions and customized customer demands.

         Global Cash Access historically has been the dominant market presence, with an estimated 66% market share. FIS was a relatively small player within the gaming industry until its February 2006 acquisition of Certegy, Inc., which had purchased Game Financial Corporation in March 2004. We estimate that FIS has a 15% market share.

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

         In addition to Global Cash Access and Certegy, we face competition from Global Payments and Cash Systems. Global Payments is a mid-sized merchant processor, with a gaming business called "Cash & Win" that we estimate has a 7% market share. Global Payments has completed a number of international acquisitions outside the gaming industry in the past two years that we believe will garner most of management's focus. Cash Systems, with an estimated 8% market share, is focused on gaming on Indian Reservations. We estimate our own market share at 2%.

         We do not view financial institutions that offer ATM services at or near casinos as effective competitors because they do not have the scope of products necessary for a full service cash access money center. Local and national banks can provide ATM services, but they lack credit card, marker, and check cashing products.

Employees

         We currently have 43 full time employees, of which 31 employees are engaged in operations, 2 in sales, 2 in information technology, and 8 in finance, administration and management functions.

         None of our employees are covered by a collective bargaining agreement, and we believe that we have a good relationship with our employees.

Description of Property

         Our corporate headquarters is located at 700 South Henderson Road, Suite 325, King of Prussia, Pennsylvania 19406 and occupies approximately 1,800 square feet of office space. These offices are located in a building owned by affiliates of our chief executive officer. Although historically this space was provided at no cost, we have entered into a lease that will require us to begin making market rate lease payments for the use of this office space and our future rent for this office space will be approximately $2,800 per month. We also have an equipment staging and technology office located in Golden Valley, Minnesota. The current lease obligation for the Minnesota office is approximately $738 per month. We believe that our current facilities are adequate to conduct our business operations for the foreseeable future. If these premises were no longer available to us, we believe that we could find other suitable premises without any material adverse impact on our operations.

                                LEGAL PROCEEDINGS

         On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. We are vigorously defending this action.

         In addition, we are, from time to time during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

               CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," anticipate," believe," estimate," continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those included in this prospectus under the heading "Risk Factors." The following discussion should be read in conjunction with our Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis of the results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Memorandum. These statements have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and related liabilities. On a going forward basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

History

         We are a single source provider of cash access services, the ONSwitch(TM) transaction management system and the Omni Network to the gaming industry. We combine advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing.

         Our business model is to be an innovator and industry leader in cash access and financial management services for the gaming industry. Within the funds transfer and processing industries there exists niche markets that are capable of generating substantial operating margins without the requirement to process billions of dollars in transactions that is the norm for the industry. We believe there is significant value to having a proprietary position in each phase of the transaction process in the niche markets where management has a proven track record. The gaming industry is an example of such a market and is currently where we derive the majority of our revenues. We have identified other markets with similar opportunities, however we have not executed any plans to exploit these markets at this time.

Current Overview

         Our core business of providing single source full service cash access services in the gaming industry is the source of our revenue and profits in 2006. We have also launched several new services in the last 2 years, such as our ONSwitch(TM) Transaction Management System, CreditPlus, Cash Services Host Program, and the Omni Network(TM) that have helped to differentiate our product offering in the marketplace.

         Our core business generates revenues from transaction fees associated with each unique service we provide, including ATMs, credit card advances, POS Debit, check cashing, markers and various other financial instruments. We receive our fees from either the casino operator or the consumer who is requesting access to their funds. The pricing of each transaction type is determined by evaluating risk and costs associated with the transaction in question. Accordingly, our transaction fees have a profit component built into them. Furthermore, reimbursement for electronic transactions are guaranteed by the credit or debit networks and associations that process the transactions as long as procedures are followed, thereby reducing the period of time that trade accounts receivable are outstanding to several days.

         Companies providing cash access services to the gaming industry face some unique challenges and opportunities in the next ten years. Many companies in the industry have merged, been acquired or have recapitalized in order to capitalize on the trends identified in the gaming industry.

         Historically, providers of cash access services to the gaming industry had cash flow margins that were generally higher than those experienced in the funds transfer and processing industries. Growing competition and the maturing of the market has resulted in a decline in these margins as companies have begun marketing their services based on price rather than innovation or value added services. This trend is highlighted by the number of companies that promote revenue growth and an increased account base but experience little increase in net income. This trend is magnified by the fact that the largest participant in the industry has close to 65% market share and has begun to forgo margin in order to retain business. Companies that can adapt to the changing market and can create innovative products and services stand at the forefront of a new wave in revenue and profit growth.

         Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers. Services are typically outsourced and provided on an exclusive basis for an average of two to five years. Each year, approximately 400 accounts totaling $300 million in revenue are put out to bid. Currently there are five major companies, including us, that have proprietary systems to compete for this business. Although this market has matured from a pricing perspective, the demand for the services from the end user is still strong.

         Like most maturing markets, the companies that succeed are those that are capable of reinventing themselves and the markets they serve. We believe that smaller gaming properties will always look to have cash access services provided in the traditional manner. However, there are several major trends occurring in the gaming industry that will have a major impact on our industry and will determine which companies emerge as industry leaders:

1. Consolidation of major casino companies that will put pressure on other major casino companies to follow suit and will put pressure on smaller casino companies to focus on service and value added amenities in order to compete.

         The trend towards consolidation of the major gaming companies has continued and will make it difficult to continue to offer our services in the traditional manner. The economics are too compelling for the gaming operators not to consider internalizing these operations in order to generate additional revenue and profits to service the debt associated with the consolidation. Our preparation has continued to position us to capitalize on this trend. We have prepared for this change and have already begun to offer our systems and services through the issuance of Technology and Use Agreements for our ONSwitch(TM) Transaction Management System. Instead of outsourcing the cash services operations, ONSwitch(TM) offers turn-key processing capabilities for internal use by the casino. This means casinos will license our technology so they can operate and maintain their own cash access services, including the addition of their merchant card processing. Our size makes us uniquely capable of adapting to this change. Though the license agreements do not have the same revenue potential as a traditional cash services contract, the net income derived from these agreements is higher and the user agreements are for a longer period of time. For instance, the standard outsourced contract is from one to three years in length, while we offer ONSwitch(TM) only under five to ten year licenses. It is in the casino's interest to license ONSwitch(TM) for the longer period of time as well. Also, we will not have the same capital expenditures or vault cash requirements that we experience in performing traditional cash access services. Furthermore, our larger competitors have spent years trying to conceal the economic benefits of this type of offering because their large infrastructure is designed to only support an outsourced solution.

2. Ticket In-Ticket Out technology growth exceeding expectations.

         The first major casino company to remove coins from the casino floor was Caesars Palace in Atlantic City, NJ. Since then, slot machine manufacturers have developed a technology that prints and accepts bar-coded tickets at the slot machine instead of accepting or dispensing coins. It was originally anticipated that it would take 10-15 years for the industry to fully adopt this technology. It appears it may only take half this amount of time. This presents a problem to casino operators. They now have tens of thousands of bar-coded tickets a day that need to be redeemed for cash. This has paved the way for self-service ticket redemption technology so customers do not have to go to the casino cage in order to redeem their tickets. The initial ticket redemption machines placed in service have proven to be too big and too expensive. Most casino operators have to wait until budget season to appropriate the necessary funds in order to even consider the acquisition of the required equipment. We believe this functionality will ultimately reside on the ATM machine thus eliminating the requirement to purchase new equipment and eliminating the need to remove a slot machine to make room for a stand-alone ticket redemption device. We are developing technology that will allow ticket-redemption functionality on our cash access devices. There is still the problem of security with the bar-coded ticket, which is as good as cash. Many casino operators will refuse to allow vendors to handle the tickets for security and fraud concerns. This is an additional economic benefit of our plan to have the casino operator internalize their cash access services because only the casino's personnel will handle the tickets in the situations where they are licensing our services.

3. Execution of long-term and stable compacts for Indian Casinos in numerous state jurisdictions has made traditional capital more readily available paving the way for a new wave of expansion and the resulting need for new sources of revenue and customer amenities.

         Recent shortfalls in state budgets have brought the tribal and state governments together to execute long-term compacts that meet the financial needs of both parties. In recent years, California, Arizona, New Mexico and Wisconsin are just a few examples of this development. The added financial stability for Indian casinos has made traditional capital more readily available to tribes, leading many tribes to undertake expansion of casino facilities and operations.

         In order to support this expansion, Indian casino operators will seek new sources of revenues and new amenities to attract and retain more quality customers. One of the most critical customer amenities in casino operations is the availability of credit. Traditional gaming markets, such as Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These markets issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these transactions to be executed efficiently. However, within the $15 billion dollar Indian Gaming market there are virtually no credit services currently available. Approximately 26 of 29 states that have approved Indian Gaming do not allow the Tribes or their respective casinos to issue credit. The lack of credit play is also due to the lack of a third party credit issuer that is capable of facilitating the transactions. Our CreditPlus platform allows Indian casinos to issue credit to players, providing Indian casinos with a guest amenity that is already widely accepted in traditional jurisdictions. Our ability to convert this market opportunity into revenue is largely dependent on the success of our sales efforts in educating casinos in the Indian Gaming market regarding the advantages of CreditPlus and its compliance with the regulatory requirements.

         Our Cash Services Host Program is uniquely aimed at capitalizing on the need for new profitable guest amenities. Where most guest amenities require additional expenses, this service helps the casino operator generate more revenues. This service allows customers to facilitate cash access transactions from the slot machine or gaming table. Our hosts are available to bring the transaction to the guest, which is viewed as a valuable customer amenity, while driving more money to the gaming floor for the casino operator.

         The acquisition of Available Money continues to provide challenges for management in terms of the longer than expected conversion of this portfolio to our processing platform and the renegotiation or termination of nonprofitable contracts. We have been successful in renegotiating several of the Available Money contracts to increase the fees that we can charge under those contracts, the benefits of which we began to recognize in September 2005. In addition, due to interest rate increases, we again increased our fees on some Available Money locations in July 2006. Certain other contracts that were not profitable and that we were unable to renegotiate have been terminated. Although this has resulted in decreased revenues, it has had a positive effect on cash flow and gross profit.

         We launched our ONSwitch(TM) Transaction Management System in January 2006 and we began to offer ONSwitch(TM) to our customers as a "turn-key" solution that they can use to process and facilitate their own transactions without using a vendor. ONSwitch(TM) allows a gaming operator to leverage existing infrastructure to internalize the delivery and operation of cash access services, retail merchant card processing, automated ticket redemption, and player's club redemptions.

         With ONSwitch(TM), we will generate revenues from licensing fees and ongoing support fees rather than providing cash access services ourselves. Although our recurring revenues from a particular casino will be substantially reduced, we will no longer incur the costs associated with on-site personnel and equipment and interest expense on the substantial working capital required for vault cash to support our current services. This will enable us to support a much larger customer base.

         We believe that the economics of our business are too compelling for gaming operators not to consider internalizing cash access operations in order to generate additional revenue and profits, especially when these operations are virtually identical to a gaming operator's core competencies. Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers.

         In January 2006 we also made a conscious effort to increase our sales team, both inside sales and independent sales and step up our marketing in conjunction with the marketing of ONSwitch(TM) and the Omni Network(TM). The positive effects of this effort are beginning to bear fruit. We had originally signed 10 new contracts between April and August 2006. Unfortunately due to unanticipated delays in obtaining needed local authorizations in the Caribbean we were unable to meet the installation deadlines for 4 casinos. To date we have installed 2 of the remaining 6 new casinos and we have increased our sales pipeline by 400%. Our increased investment in sales and marketing in the first nine months was approximately $80,000. 77% of this increase was related to trade show expenses to launch our new products. Although we think this was a wise investment, with the loss of our contract at the Sycuan Casino (discussed below), management has been forced to spend less in trade shows and marketing. Management believes we can be just as effective with such a decrease in the tradeshow budget as we have illustrated with the recently signed contracts. We feel that the most important piece of our increased sales activity is our added sales personnel.

         In April 2006 we were notified that our contract with the Sycuan casino would not be renewed at its May 2006 expiration. We did not lose this contract based on service or diversity of products, but rather due to very aggressive pricing by a competitor. We feel that our competitor irresponsibly bid for the business and will either lose money or provide poor customer service and less money to the casino floor.

         This contract represented approximately 27.3% of our gross revenues and 12.7% of our gross profit for the year ended December 31, 2005. Although we had hoped to retain this customer, we recognized that our contract might not be renewed and made appropriate cost reduction plans. We have been able to offset most if not all of the lost cash flow by curtailing expenses, deferring certain software development, reduction in nonsales personnel, repositioning employees, deferring certain planned investor relations activities, and reducing trade show expenses. In addition, management is working to get the 6 newly signed contracts installed and generating revenue as soon as possible. The cost reductions and new contract revenue will help improve our cash flow dramatically.

         None of the personnel reductions have been in sales. We feel our sales team has proven themselves with 6 new contracts signed since April 2006 and 2 contract extensions. In addition, our sales pipeline is as full as it has ever been. As a result of these efforts and the extremely positive reception of ONSwitch(TM) and the Omni Network, we are confident that we will execute one or more letters of intent for ONSwitch(TM) shortly. ONSwitchTM is still being tested by a large casino that is not a current customer. Although this test is taking longer than we anticipated, the delay is the result of the casino's decision to make software and hardware upgrades. Our current cost of capital remains high as we were initially delayed in our efforts to recapitalize our balance sheet due to our focused efforts to deploy ONSwitch(TM) on schedule and our new sales and marketing of ONSwitch(TM). Management has completed most of the cost reductions after the loss of Sycuan. Management is now simultaneously focused on installing our newly signed contracts and the recapitalization of our balance sheet; a major priority for the remainder of 2006. The success of this recapitalization will reduce the interest we pay on our lines of credit, which will lower our expenses and contribute to our profitability. We are also attempting to move to a more long-term lender, so our debt will not all be short term in nature. The ability to continue our growth will be largely dependent on our ability to identify and secure capital at reasonable rates, although our new customers have all agreed to finance their vault cash needed at their casinos.

         We have instituted additional cost reductions. We anticipate cutting an additional $180,000 in payroll beginning January 1, 2007. Due to severance payments, only half that savings will be seen in the 1st quarter. In addition, our CEO has voluntarily agreed to defer $70,000 per year of his salary for an indefinite period of time, effective January 1, 2007.

         We believe that it is necessary to increase our working capital position so that we can capitalize on the profitable trends in the industry, expansion into the Caribbean and South America while maintaining and servicing our current customer base and integrating acquired operations such as Available Money. Without sufficient working capital, we would be forced to utilize working capital to support revenue growth at the expense of executing on our integration and conversion plans. This would result in substantially higher operating costs without the assurance of additional revenues to support such costs.

Critical Accounting Policies


         In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and in liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.


         Revenue Recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company:


         ATM's and Credit Cards: Fees earned from ATM and credit card advances are recorded on the date of transaction.


         Check Cashing: Revenue is recorded from the fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as negative bad debt expense.

         Check Cashing Bad Debt. The principal source of bad debts that we experience are due to checks presented by casino patrons that are ultimately returned by the drawer's bank for insufficient funds. We account for these check cashing bad debts on a cash basis. Fees charged for check cashing are recorded as income on the date the check is cashed. If a check is returned by the bank on which it is drawn, we charge the full amount of the check as a bad debt loss. If the bank subsequently honors the check, we recognize the amount of the check as a negative bad debt. Based on the quick turnaround of the check being returned by the bank on which it is drawn and our resubmission to the bank for payment, we feel this method approximates the allowance method, which is a Generally Accepted Accounting Principle.

         Goodwill and Long-Lived Intangible Assets. The carrying value of goodwill as well as other long-lived intangible assets such as contracts with casinos is reviewed if the facts and circumstances suggest that they may be impaired. With respect to contract rights in particular, which have defined terms, this will result in an annual adjustment based on the remaining term of the contract. If this review indicates that the assets will not be recoverable, as determined based on our discounted estimated cash flows over the remaining amortization period, then the carrying values of the assets are reduced to their estimated fair values. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, "Goodwill And Other Intangible Assets" which eliminates amortization of goodwill and certain other intangible assets and requires annual testing for impairment. The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, the identification of appropriate market multiples and the choice of an appropriate discount rate. In our experience, forecasts of cash flows based on historical results are relatively dependable. We use the remaining contract term for estimating contract periods, which may vary from actual experience due to early termination that cannot be forecast. We use our current cost of funds, which is a variable rate, as the discount rate. Use of a higher discount rate would have the effect of reducing the calculated fair value, while use of a lower rate would increase the calculated fair value. In connection with the acquisition of Available Money (our only acquired reporting unit), goodwill was allocated based on the excess of the final purchase price over the value of the acquired contract rights, determined as described above.

         Stock Based Compensation. We previously accounted for stock-based compensation issued to our employees using the intrinsic value method. Accordingly, compensation cost for stock options issued was measured as the excess, if any, of the fair value of our common stock at the date of grant over the exercise price of the options.

Results of Operations

Nine Months Ended September 30, 2006 (Unaudited) vs. Nine Months Ended September 30, 2005 (Unaudited)

                                                   Nine Months Ended        Nine Months Ended
                                                   September 30, 2006 ($)   September 30, 2005 ($) Change ($)

Net Loss                                                (1,507,872)            (687,229)          (820,643)
Revenues                                                 9,498,316           15,348,705         (5,850,389)
Cost of services                                         7,609,738           12,334,290         (4,724,552)
     Commissions & Rents Paid                            4,422,638            7,817,459         (3,394,821)
     Wages & Benefits                                    1,656,169            1,647,085              9,084
     Processing Fee & Service Charges                      977,674            1,369,440           (391,766)
     Bad Debts                                              95,798              515,866           (420,068)
     ATM Lease Fees & Maintenance                          161,221              408,691           (247,470)
     Cash Replenishment Services                            83,346              293,255           (209,909)
     Other                                                 212,892              282,494            (69,602)
Gross Profit                                             1,888,578            3,014,415         (1,125,837)
Selling, General and Administrative Expenses             1,541,713            1,700,273           (158,560)
        Contributions                                       16,550                4,800             11,750
     Management Compensation                               521,250              297,668            223,582
     Marketing                                              41,400               23,901             17,499
     Professional Fees                                     228,152              680,779           (452,627)
     Seminars                                               10,597               11,827             (1,230)
     Trade Show & Sponsorships                             114,072               54,341             59,731
     Travel                                                178,590              198,747            (20,157)
     Other                                                 431,102              428,210              2,892
Noncash Compensation                                        37,694               92,066            (54,372)
Depreciation and amortization                              241,753              502,264           (260,511)
Interest expense, net                                   (1,469,566)          (1,404,229)            65,337
Other income (expenses)                                   (105,724)              (2,812)           102,912


         Our net loss increased by approximately $820,000 during the nine months ended September 30, 2006 primarily due to a decrease in revenue from the loss of the Sycuan contract in May of this year and the Valley View contract in 2005. This loss in revenue resulted in a decrease in gross profit of approximately $1,125,000. Our gross profit is stabilizing at 20%. We offset this loss in gross profit with a reduction in Legal and professional fees of approximately $450,000.

         Our revenues as a whole decreased by approximately 38% during the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005. The Money Centers portfolio (consisting primarily of full-service casino contracts) decreased 22% or approximately $2.2 million, We lost approximately $2 million in revenues from the loss of the Sycuan contract which de-installed in May 9, 2006 and approximately $845,000 from the loss of the Valley View contract in 2005, while the remaining Money Centers casinos had increased same store sales of 13%, from same period last year. While the Available Money portfolio (consisting of ATM contracts) decreased 69% or $3.6 million. This reflected a conscious effort to terminate unprofitable contracts from the Available Money portfolio as demonstrated by the fact that gross profit increased. Our selling, general and administrative expenses decreased by approximately $160,000 during the nine months ended September 30, 2006 primarily due to decreased legal and accounting expenses reflecting the settlement of litigation in 2005 and less use of outside accountants, offset by increases in management compensation, due to having a CFO for the entire third quarter in 2006 and payment to our CEO of the full guaranteed bonus under his employment agreement and by increases in our trade show and marketing of new products, and sponsorship of various tribal activities. Our depreciation and amortization expenses decreased during the nine months ended September 30, 2006 primarily due to the elimination of amortization that otherwise would have been realized on contracts that terminated in 2005.

         Our interest expense increased by approximately $65,000 during the nine months ended September 30, 2006. Lower borrowing levels resulting from the termination of unprofitable contracts were offset by approximately $140,000 of non-cash interest expense related to certain bridge loans we took out in the latter part of 2005 and the effect of higher interest rates. Our interest rate is variable and has increased approximately 150 basis points in the last year.

         Other income (expenses) decreased by approximately $100,000 primarily because of approximately $130,000 in expenses related to the closing down of our operations at the Sycuan Casino offset by approximately $19,000 received that related to the 2005 settlement of the Available Money lawsuit and other miscellaneous income.

         Off-Balance Sheet Arrangements


         There were no off-balance sheet arrangements during the fiscal quarter ended September 30, 2006 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

         Changes in Financial Position, Liquidity and Capital Resources

                                                        Nine Months         Nine Months
                                                        Ended               Ended
                                                        September 30,       September 30,
                                                        2006                2005
                                                        (Unaudited)        (Unaudited)              Change

Net Cash Used in Operating Activities                   $(1,111,793)        $ (86,320)          $ 1,025,473
Net Cash Used in Investing Activities                      (343,306)         (879,241)             (535,935)
Net Cash Provided by (Used in) Financing Activities        (487,326)          815,271            (1,302,597)

         Net cash used in operations decreased by approximately $1 million, primarily due to a increase in our net loss combined with payment of our accounts and commissions payable. Net cash used in investing activities decreased due to the fact we have financed our new ATM purchases in 2006.

         Net cash used by financing activities increased during the nine months ended September 30, 2006 primarily due to reductions in the outstanding balance of our vault cash facility because we require less vault cash after the expiration of the Sycuan contract, combined with the fact we raised $1,080,000 (net of commissions) from the private placement of equity and used the proceeds in part to pay off short term notes.

Year Ended December 31, 2005 vs. Year Ended December 31, 2004

                                                        Year Ended           Year Ended
                                                       December 31,         December 31,
                                                         2005 ($)             2004 ($)          Change ($)

Net Income (Loss)                                      $(1,666,167)       $(11,841,753)         $10,175,586
Revenues                                                19,409,238          16,252,270            3,156,969
Cost of services                                        15,801,366          13,912,356            1,889,010
     Commissions &Rents Paid                             9,790,374           8,719,908            1,070,466
     Wages & Benefits                                    2,284,970           1,993,056              291,914
     Processing Fee & Service Charges                    1,999,123           1,517,877              481,246
     Bad Debts                                             723,850             572,433              151,417
     ATM Lease Fees & Maintenance                          489,379             569,486              (80,107)
     Cash Replenishment Services                           369,909             418,249              (48,340)
     Other                                                 143,761             121,347               22,414
Gross Profit                                             3,607,782           2,339,914            1,267,868
Selling, General and Administrative Expenses             2,238,903           2,642,341             (403,438)
     Management Compensation                               473,918             622,074             (148,156)
     Professional Fees                                     800,826           1,113,325             (312,499)
     Travel                                                275,583             227,864               47,719
     Other                                                 688,576             679,078                9,498
Noncash Compensation                                        91,225           7,674,491           (7,583,266)
Depreciation and amortization                              941,079           1,615,803             (674,724)
Interest expense, net                                   (1,997,438)         (1,700,439)             296,999
Other income (expenses)                                    $(5,393)          $(548,593)           $(543,200)

         Our net loss decreased by approximately $10 million during the year ended December 31, 2005 primarily due to a decrease in noncash compensation of approximately $7.6 million reflecting one-time charges for noncash compensation during 2004 (related to the issuance of options to purchase 2,945,000 shares of our common stock to employees under our stock option plan) that were not repeated in 2005, an increase in gross profit of approximately $1.3 million due to our success in lowering various costs of services, and a decrease in depreciation and amortization of approximately $675,000 due to reduced amortization of casino contracts reflecting the termination of certain contracts in 2004. Other expenses decreased due to the fact that there were no impairments of intangible assets or write-offs of obsolete inventory in 2005 compared to $418,000 in 2004.

         Our revenues increased by approximately 19.4% during the year ended December 31, 2005 as compared to the year ended December 31, 2004. Approximately $420,000 of this increase represented increased volume under contracts in place at the beginning of 2004 and $1,510,000 represented a full year's revenue from contracts obtained in 2004. $3,225,000 represented revenues from one new contract in 2005. Approximately $2,000,000 of the increase in revenue was due to the recognition in our financial statements of gross revenues rather than net revenues from the Available Money portfolio in 2005 following a change of ATM processors. Under the previous agreement, our revenues represented the net amount payable to us from the processor. Under our current agreement, we recognize all revenues and expenses from the operation of the ATMs, resulting in an increase in both revenues and cost of services. These increases were offset by the loss of approximately $3,400,000 in revenues due to cancellations and non-renewals from our Available Money portfolio and approximately $515,000 in revenues from the Valley View Casino. Our cost of services increased during the year ended December 31, 2005 primarily due to an increase in commissions and rents paid to casinos in the Money Centers portfolio of approximately $2 million primarily attributable to a new contracts and having a full year of contracts that came on in the fourth quarter 2004. This was offset by a decrease of approximately $1 million in commissions and rents paid to the Available Money portfolio primarily attributable to the intentional loss of non profitable contracts. In addition, approximately $2,075,000 of various other expenses increased due to the recognition in our financial statements of all costs of services from the Available Money portfolio in 2005 following a change in ATM processors, offset by approximately $1.1 million reduction in cost of services from the intentional loss of non profitable contracts.

         Our selling, general and administrative expenses decreased slightly during the year ended December 31, 2005 primarily due to decreased legal expenses related to pending litigation and reduced management compensation due to the amendment of the CEO's employment agreement for 2005. Otherwise the remaining selling, general and administrative expenses have remained relatively the same as compared to the year ended December 31, 2004. The Company has settled our two major lawsuits and has experienced a significant decrease in legal expenses beginning in the middle of the third quarter of 2005. Our depreciation and amortization expenses decreased during the year ended December 31, 2005 primarily due to the elimination of amortization that otherwise would have been realized on contracts that terminated in 2004.

         Our interest expense increased $296,999 during the year ended December 31, 2005 mostly due to an increase in the use of capital for our new full service casinos and increased variable interest rates on our credit facilities that have increased our cost of capital.

         Our other expenses decreased during the year ended December 31, 2005 due to the fact that we had one time write offs in 2004 in the amount of $548,000 for loss on impairment of intangibles and obsolete inventory.

         Off-Balance Sheet Arrangements

         There were no off-balance sheet arrangements during the fiscal year ended December 31, 2005 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

         Changes in Financial Position, Liquidity and Capital Resources

                                                            Year Ended       Year Ended
                                                           December 31,     December 31,
                                                              2005 ($)         2004 ($)         Change ($)

         Net Cash Provided by (Used in) Operating        $     111,270     $   (902,217)     $  1,013,487
         Activities
         Net Cash Used in Investing Activities                (683,039)      (4,239,374)       (3,556,335)
         Net Cash Provided by Financing Activities       $   2,215,944     $  7,690,312      $ (5,474,368)

         Net cash provided by operations increased by $1,013,487, primarily due to collections in our accounts receivable and a decrease in net loss.

         Cash used in investing activities decreased during the year ended December 31, 2005 due to the fact that we did not make any acquisitions in 2005 and acquired Available Money in 2004. We have used cash in 2005 to purchase some of the Available Money ATM's and to complete the ONSwitch(TM) Transaction Management System.

         Net cash provided by financing activities decreased during the year ended December 31, 2005 primarily because we had no need for acquisition financing.

         A significant portion of our existing indebtedness prior to December 28, 2007 was associated with our vault cash line of credit of $7,000,000 with Mercantile Capital, L.P., which we used to provide vault cash for our casino operations at most locations. Vault cash is not working capital but rather the money necessary to fund the float, or money in transit, that exists when customers utilize our services but we have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions. Although these funds are generally reimbursed within 24-48 hours, a significant amount of cash is required to fund our operations due to the magnitude of our transaction volume. Our vault cash loan accrued interest at the base commercial lending rate of Wilmington Trust Company of Pennsylvania plus 10.75% per annum on the outstanding principal balance, with a minimum rate of 15% per annum, and had a maturity date of May 31, 2006. Vault cash for our ATM operations at locations where we do not provide full cash access services (primarily Available Money customers) is provided by our ATM processing provider under the terms of the ATM processing agreement, at a cost equal to the ATM processor's cost of funds, which currently is the Prime Rate.

         On December 28, 2006, the Mercantile line of credit was converted to a $2,525,000 term loan maturing December 31, 2008 and bearing interest at 12.75%, payable monthly. The principal balance due to Mercantile above $2,525,000 was repaid with a portion of the proceeds from a $4,750,000 term loan from Baena Advisors, LLC. This loan bears interest at 30-day LIBOR plus 13%, payable monthly, and is due February 28, 2009.

         We incurred $3,850,000 of debt associated with the acquisition of Available Money. $2,000,000 of this indebtedness is a loan provided by Chex Services, Inc. As a result of the settlement of our lawsuit with Equitex, Inc. and Chex Services, Inc. related to our terminated acquisition of Chex Services, Equitex and Chex Services agreed to cancel our outstanding $2,000,000 principal liability as well as any liability for accrued but unpaid interest under that promissory note and we agreed to pay Chex $500,000 within 60 days of July 21, 2005. We paid this amount in September 2005. In part in order to fund the payment to Chex Services, Inc., in September and October 2005 we borrowed $800,000 from individuals, including the uncle and brother of our Chief Executive Officer, pursuant to convertible notes that bear interest at 10% per annum and mature in September and October of 2006. Many of the Notes are convertible into shares of our common stock at an exercise price equal to 85% of the trading price at the time of exercise, with a floor of $.45 per share.

         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, which is payable monthly. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. We currently are making $5,000 principal payments per month. The current balance outstanding is $45,000. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share.

         Although we anticipate our operating profits will be sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business may be adversely affected as Mercantile Capital will have the right to sell our assets to satisfy any outstanding indebtedness under our line of credit loan or our term loan that we are unable to repay.

         We also have a substantial amount of accounts payable and accrued expenses. To the extent that we are unable to satisfy these obligations as they come due, we risk the loss of services from our vendors and possible lawsuits seeking collection of amounts due. In addition, we have an existing obligation to redeem 37,500 shares of our common stock from an existing stockholder at an aggregate price of $41,250. This obligation arose in connection with iGames' purchase of certain gaming software products for 75,000 shares of our common stock. In order to complete this transaction under these terms, our former management granted this stockholder the option to have 37,500 shares of his stock redeemed. This stockholder has elected to exercise this redemption option.

         We have replaced all of the former Available Money ATMs with new ATMs that will be processed on more favorable economic terms. We are actively seeking various sources of growth capital and strategic partnerships that will assist us in achieving our business objectives. We are also exploring various potential financing options and other sources of working capital. There is no assurance that we will succeed in finding additional sources of capital on favorable terms or at all. To the extent that we cannot find additional sources of capital, we may be delayed in fully implementing our business plan.

         We are actively seeking various sources of growth capital and strategic partnerships that will assist us in achieving our business objectives. We are also exploring various potential financing options and other sources of working capital. There is no assurance that we will succeed in finding additional sources of capital on favorable terms or at all. To the extent that we cannot find additional sources of capital, we may be delayed in fully implementing our business plan.

         We do not pay and do not intend to pay dividends on our common stock. We believe it to be in the best interest of our stockholders to invest all available cash in the expansion of our business.

         Due to our accumulated deficit of $16,477,197 as of December 31, 2005 and our net losses and cash provided by operations of $1,666,167 and $111,270, respectively, for the year ended December 31, 2005, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, there is no assurance that we will generate net income or positive cash flow for 2006 or at any time in the future.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, ages and positions of our directors and executive officers and executive officers.

 Name                          Age     Current Position(s) with Company

 Christopher M. Wolfington     41      Chairman of the Board of Directors, Chief
                                       Executive Officer and President

 Jason P. Walsh                28      Vice President-Finance, Chief Financial
                                       Officer, Secretary and Treasurer

 Jeremy Stein                  38      Director

 Dennis Gomes                  63      Director

 Wayne A. DiMarco              40      Director

 Jonathan P. Robinson          41      Director

         All directors serve until their successors are duly elected and qualified. Vacancies in the Board of Directors are filled by majority vote of the remaining directors. The executive officers are elected by, and serve at the discretion of, the Board of Directors.

         A brief description of the business experience during the past five years of our directors, our executive officers and our key employees is as follows:

     Christopher M. Wolfington - Chairman, Chief Executive Officer and President. Mr. Wolfington has been in the financial services industry for approximately 16 years. He has been the Chairman of Money Centers since its inception. From 1991 to 1994 he was a partner in The Stanley Laman Group, a firm providing investment, insurance, mergers, acquisition, and planning services to companies nationwide. From 1995 to 1998 he was President of Casino Money Centers, a subsidiary of CRW Financial, Inc. Mr. Wolfington received a Bachelor of Arts degree in Communications and Business from the University of Scranton.

     Jason P. Walsh - Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Walsh became our Chief Financial Officer, Secretary and Treasurer in June 2005. From 1997 until June 2005 he was a certified public accountant with Robert J. Kratz & Company. Mr. Walsh received a Bachelors of Science degree in Accounting from Drexel University, and is a Pennsylvania Certified Public Accountant.

     Jeremy Stein - Mr. Stein served as President and Chief Executive Officer and a director of iGames from June 2002 until January 2004, and as Secretary and a director of iGames since January 2004. Mr. Stein has also served as the Chief Executive Officer of IntuiCode, LLC, a software development company, since 2000 and as a senior software engineer with Mikohn Gaming Corporation, where he worked until 2001. Prior thereto, he was a senior software engineer and director of Progressive Games, Inc. from 1995 to 1998 and the Chief Technical Officer of Emerald System, Inc. from 1993 to 1995. Mr. Stein studied computer science at Virginia Tech. See "Related Party Transactions."

     Dennis Gomes - Since 2005 Mr. Gomes has been CEO of Gomes Gaming Management, LLC. From 1995 to 2005, Mr. Gomes was President of Resort Operations for Aztar Corporation.

     Wayne DiMarco - Director. Mr. DiMarco served as a member of iGames' board of directors from January 2004 through October 2004 and as a member of our board of directors since October 2004. Mr. DiMarco is the president of P. DiMarco & Co., Inc., a privately owned highway and heavy construction site development company based in King of Prussia, Pennsylvania. Mr. DiMarco received a Bachelors of Science in Civil Engineering from Lehigh University.

     Jonathan P. Robinson - Director. Mr. Robinson has served as a member of our board of directors since January 2005. Mr. Robinson has been Chief Financial Officer of O'Neill Properties Group, a Mid-Atlantic real estate development company, since 2002. He was Chief Financial Officer of Airclick, Inc. from 2000 to 2002. Prior thereto, Mr. Robinson was Chief Financial Officer of Safeguard International, a $300 million cross-Atlantic private equity fund, focused on later-stage leveraged buyouts and private equity investments, from 1999 to 2000. From 1993 to 1998, Mr. Robinson was Chief Financial Officer of CRW Financial, Inc. Mr. Robinson received a B.S. degree from Bloomsburg University in 1986.

         There are no family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation paid or accrued during the years ended December 31, 2005 and 2004 to our Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                                                             Compensation
                                                         Annual Compensation                    Awards
                              Fiscal Year              ----------------------              -----------------
                                 Ended                                      Other Annual    Number of Shares      All Other
Name and Principal Position      12/31         Salary          Bonus        Compensation       or Options        Compensation
----------------------------- -----------  ------------    ------------   ---------------  -----------------    ---------------
Christopher M. Wolfington,    2005          $350,000(2)    $83,371(6)            $0                 0             $54,180(7)
Chairman, Chief Executive
Officer, President (1)
                              2004          $350,000(2)    $431,995(3)           $0           2,635,000(4)        $47,628(5)

T. Scott Kruse, Director of   2005          $118,000              $0             $0              25,000               $0
Business Management

(1) Mr. Wolfington was appointed our President and Chief Executive Officer on January 2, 2004, effective upon the consummation of our acquisition of Money Centers of America, Inc.

(2) Pursuant to his employment agreement, Mr. Wolfington began receiving an annual salary of $350,000 on January 2, 2004.

(3) This consists of Mr. Wolfington's signing bonus of $200,000 and annual bonus of $175,000 for the year ended December 31, 2004. These bonuses were not paid as of December 31, 2004. They were added to the officer payable on January 1, 2005. Also includes $56,995 in sales commissions.

(4) Pursuant to his employment agreement Mr. Wolfington received options to purchase 2,635,000 shares of our Common Stock.

(5)  Includes life insurance premiums and automobile expenses.

(6) Mr. Wolfington's employment agreement was amended to state that the guaranteed bonus for 2005 was only 12.5% of salary or $43,750. This amount also includes sales commissions in the amount of $39,621.

(7)  Includes life insurance premiums and automobile expenses.

         Option Grants For the Year Ended December 31, 2005

         Pursuant to his employment agreement, Jason Walsh accrued grants of options to purchase an aggregate of 200,000 shares of our common stock. Each of these options has an exercise price of $0.42 per share. Options vested immediately with respect to 50,000 shares, after one year with respect to 50,000 shares and after two years with respect to the remainder.

         Option Values at December 31, 2005

         The following table sets forth information concerning year-end option values for 2005 for the executive officers named in our Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of our common stock on December 31, 2005 of $.37.

                          Fiscal Year End Option Values

                                                                                         Value of Unexercised
                       Number of Unexercised Options                                     In-the-Money Options
                            at Fiscal Year End                                            at Fiscal Year End
-------------------------------------------------------------------------------- ------------------------------------------
              Name                     Exercisable         Unexercisable          Exercisable           Unexercisable
----------------------------------- ----------------  ----------------------- ------------------  -------------------------
Christopher M. Wolfington             2,635,000(1)                 0               $948,600(3)                $0

T. Scott Kruse                          125,000(1)                 0                 36,000(3)                $0

(1) Consists of options to purchase 2,635,000 shares of our common stock at an exercise price of $.01 per share.

(2) Consists of options to purchase 100,000 shares of our common stock at an exercise price of $.01 per share and options to purchase 25,000 shares of our common stock at an exercise price of $.33 per share.

(3) Based on a closing sales price of $.37 per share on December 31, 2005.

         Long Term Incentive Plans

         We currently do not have any long-term incentive plans.

         Compensation of Directors

         Our directors who are also employees do not receive any additional consideration for serving on our board of directors. Our outside directors, who are not employees, receive $2,500 for each meeting of the board of directors or any committee thereof that they attend. In addition, our outside directors receive an initial grant of 25,000 shares of restricted stock that vest in accordance with a schedule determined by our chief executive officer and annual grants of options to purchase 25,000 shares of our common stock at an exercise price equal to the closing sales price of our common stock on the date of grant. No grants or options were issued to the board members in 2004. The company has issued these grants and options in 2005 for 2004.

         Employment Agreements


         In January 2004, we entered into a five-year employment agreement with Christopher M. Wolfington, our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), Mr. Wolfington's employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, Mr. Wolfington is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. In addition, Mr. Wolfington received options to purchase 760,000 shares of our common stock at an exercise price of $.01, which are immediately vested and options to purchase 1,875,000 shares our common stock at an exercise price of $.01, which have vested due to the issuance of a commitment letter by Mercantile Capital, L.P. to refinance our vault cash and working capital financing. In the event there is a change of control after which Mr. Wolfington is asked to relocate his principal business location more than 35 miles, his duties are significantly reduced from the duties he had immediately prior to the change of control or there is a material reduction in his Base Salary in effect immediately prior to the change of control and, as a result of any of the foregoing, Mr. Wolfington resigns his employment hereunder within one year after the date of the change of control, then Mr. Wolfington shall be entitled to receive as severance payments, his Guaranteed Bonus, his Base Salary and his insurance benefits for a period equal to the greater of the initial term of the agreement or 24 months from the date of the termination or cessation of Mr. Wolfington's employment. For purposes of Mr. Wolfington's employment agreement, a change of control occurs if we sell all or substantially all of our assets or if shares of our capital stock representing more than 50% of the votes which all stockholders are entitled to cast are acquired, by purchase, merger, reorganization or otherwise) by any person or group of affiliated persons not an affiliate of iGames at the time of such acquisition. Effective March 20, 2006, Mr. Wolfington's employment agreement was amended to reduce his guaranteed bonus for 2005 from 50% of his salary to 12.5% of his salary.

         In June 2005, we entered into an employment agreement with Jason P. Walsh, our Vice-President-Finance, Chief Financial Officer, Secretary and Treasurer. The term of the agreement expires December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. Mr. Walsh's minimum annual salary is $120,000. In addition, Mr. Walsh was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share, of which 50,000 vested immediately, 50,000 vest in one year and the remainder vest in two years. Mr. Walsh will receive annual bonus compensation of up to $50,000 per year based upon the Company's achievement of specified growth and performance milestones. In the event Mr. Walsh's employment is terminated prior to the then-current expiration date by the Company without good cause, as defined in the employment agreement, or Mr. Walsh elects early termination with good reason, as defined in the employment agreement, Mr. Walsh will receive 100% of his annual salary in effect as of the date of such termination for a period of (i) the greater of four months or through the end of the initial year of the term of the Employment Agreement; or (ii) the greater of six months or through the end of the initial year of the term of the Employment Agreement if such termination occurs within twelve months following a change in control, as defined in the employment agreement. In addition, Mr. Walsh would be entitled to payment of accrued but unused vacation time through the termination date and a fraction of any performance bonus otherwise payable to him, and all unvested stock options held by Mr. Walsh would automatically vest. On October 20, 2005, Mr. Walsh's employment agreement was amended to increase his annual salary to $145,000 and decrease his maximum annual bonus compensation to $25,000.

         Repricing of Options

         We have not adjusted or amended the exercise price of any stock options.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                              STOCKHOLDER MATTERS

Information as to ownership of Common Stock by Officers, Directors and owners of 5% or more of our Common Stock

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 31, 2006 by:

o each person known to us to be the beneficial owner of more than 5% of our common stock;

o        each of our directors;

o        each of our executive officers; and

o        all of our executive officers and directors as a group.


Unless otherwise specified, we believe that all persons listed in the table possess sole voting and investment power with respect to all shares of our common stock beneficially owned by them. As of December 31, 2006, 30,524,853 shares of our common stock were issued and outstanding.

                                                                 Amount and Nature of
Name of Beneficial Owner (1)               Position            Beneficial Ownership (1)   Percentage of Class

Christopher M. Wolfington               President, Chief             19,697,703(2)                 59.4%
700 South Henderson Road,               Executive Officer,
Ste.  325                               Chairman of the Board
King of Prussia, PA 19406

Jason P. Walsh                          Chief Financial                 82,500(3)                   *
700 South Henderson Road              Officer, Secretary
Ste. 325                                  & Treasurer
King of Prussia, PA 19406

Jeremy Stein                               Director                    372,500(4)                  1.2%
301 Yamato Road, Suite 2199
Boca Raton, FL 33431

Wayne DiMarco                              Director                     95,000(5)                   *
131 East Church Road
King of Prussia, PA 19406

Dennis Gomes                               Director                    100,000(6)                   *
615 E. Lost Pine Way
Galloway, NJ 08205

Jonathan Robinson                          Director                     75,000(7)                   *
700 S.  Henderson Road
King of Prussia, PA 19406

All Executive Officers and                                 ---------------------------  ---------------------------
Directors as a group (4 persons)                                    20,422,703                    60.5%
*  Less than 1%

                                       34

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Includes currently exercisable options to purchase 2,635,000 shares of Common Stock, and 3,108,772 shares of Common Stock owned by the Christopher M. Wolfington Grantor Retained Annuity Trust. Does not include 621,759 shares of Common Stock held by the Christopher M. Wolfington Irrevocable Trust as Mr. Wolfington is not the beneficial owner of these shares of Common Stock.

(3) Includes currently exercisable options to purchase 50,000 shares of common stock and warrants to purchase 12,500 shares of common stock.

(4) Includes currently exercisable options to purchase 312,500 shares of Common Stock.

(5) Includes currently exercisable options to purchase 70,000 shares of Common Stock.

(6) Includes currently exercisable options to purchase 100,000 shares of Common Stock.

(7) Includes currently exercisable options to purchase 50,000 shares of Common Stock.


                                 SELLING HOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of our common stock, to our knowledge, beneficially owned by each selling stockholder as of December 31, 2006 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The selling stockholders either own:

o shares of our common stock and common stock purchase warrants that they purchased from us in a private placement, or

o shares of our common stock that they received pursuant to our redomestication merger.

         The selling stockholders named below may offer these shares from time to time. The selling stockholders are, however, under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         Except as otherwise noted below, none of the selling stockholders is an officer or director of our company and none of the selling stockholders has had any material relationship with our company, affiliates or predecessors within the last three years.


                                                                                              Percentage Ownership(1)
                                                           Number of                        ----------------------------
                                   Number of Shares of     Shares of
                                   Common Stock Before    Common Stock   Number of Shares   Before            After
             Name                        Offering        After Offering     Being Sold      Offering          Offering

  2003 GRAT of Christopher M.            3,108,772             0             3,108,772          10.3%            0%
  Wolfington(2)
  J. Eustace Wolfington                    415,157             0              415,157            1.4%            0%
  Sean J. Wolfington                       392,157             0              392,157            1.3%            0%
  Whitehorse Capital Partners,             200,000             0              200,000             *              0%
  L.P.
  David E. and Mary J.                      80,000             0               80,000             *              0%
       Dickerson, Trustees
  Gabriel Ferrer                         1,000,000             0            1,000,000            3.3%            0%
  Michael J. Wolfe                       1,000,000             0            1,000,000            3.3%            0%
  Bomoseen Associates, LP                1,000,000             0            1,000,000            3.3%            0%
  Adam Runyan                              220,000             0              220,000             *              0%
  Thomas Baldacchino                       200,000             0              200,000             *              0%
  Samuel DeMaio                            200,000             0              200,000             *              0%
  Norman Getz                              200,000             0              200,000             *              0%
  Patrick Larbuisson                       200,000             0              200,000             *              0%
  Thomas Smith                             200,000             0              200,000             *              0%
  Gerald Jones                             200,000             0              200,000             *              0%
  Michael and Amy Bernath                  100,000             0              100,000             *              0%
  Zachary Gomes                            100,000             0              100,000             *              0%
  Jeffrey and Shell MacNeil                100,000             0              100,000             *              0%
  Glenn Rose                                90,000             0               90,000             *              0%
  Eric Rand                               65,550  (3)          0               65,500             *              0%
  Jeremy Stein                              60,000             0               60,000             *              0%
  Stephen Deblasio                          50,000             0               50,000             *              0%
  Stanley Merdinger                         25,000             0               25,000             *              0%
  Barry R. Bekkedam                         23,000             0               23,000             *              0%
  Harry J. Wolfington                     62,500   (3)         0               62,500             *              0%
  Jason P. Walsh                          32,500   (4)         0               32,500             *              0%
  Gilbert Welsford                          25,000             0               25,000             *              0%
  David Van Horn                          25,000   (3)         0               25,000             *              0%
  VFinance Investments, Inc.              24,250   (3)                         24,250             *              0%
  Steven Lloyd                            12,500   (3)         0               12,500             *              0%
  Joseph Jaquinto                         12,500   (3)         0               12,500             *              0%
  Lewis Levenstein                        10,200   (3)         0               10,200             *              0%

*  Less then one percent (1%)


(1) Calculated based on 30,524,853 shares of our common stock issued and outstanding as of December 31, 2006.

(2)      Mr. Wolfington is our Chairman, Chief Executive Officer and President.

(3)      Represents shares issuable on the exercise of warrants.

(4)      Includes 12,500 shares issuable on the exercise of warrants.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock that they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

o        block transactions;

o transactions on the over-the-counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

o        privately negotiated transactions;

o        through the writing of options on the shares;

o        short sales; or

o        any combination of these transactions.

         The sale price to the public in these transactions may be:

o        the market price prevailing at the time of sale;

o        a price related to the prevailing market price;

o        negotiated prices; or

o such other price as the selling stockholders determine from time to time.


         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933.


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share that may be below the prevailing market price of our common stock.


         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. We have no obligation to obtain or assist the selling stockholders in obtaining a commitment in connection with the sale of shares of our common stock covered by this prospectus. We have been informed by the selling stockholders that there are no existing arrangements between them and any other stockholders, broker, dealer, underwriter or agent relating to the distribution of the shares offered by this prospectus. If the selling stockholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.


         The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders.

         Upon effecting the sale of any of these shares of our common stock offered pursuant to this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. We have been advised that none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the shares offered in this prospectus.


         We are and will continue to be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or listed on the NASDAQ stock market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.


         We will assume no obligation or responsibility whatsoever to determine a method of disposition for our shares of common stock offered by the selling stockholders or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.


         We have no obligation to assist or cooperate with the selling stockholders in the offering or disposition of our shares of common stock covered by this prospectus other than with respect to the filing of this prospectus and the filing of any amendments hereto pursuant to our agreement with the selling stockholders. We have no agreement with the selling stockholders or any other person requiring us to indemnify or hold harmless the holders of our shares of common stock covered by this prospectus.


         We will pay substantially all of the expenses incident to the registration and offering of our common stock pursuant to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders pursuant to this prospectus.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On September 1, 2004, we engaged IntuiCode, LLC to provide product development services to us under a one-year agreement calling for aggregate payments to IntuiCode of $35,000 per month, or $420,000 in the aggregate, and options to purchase 150,000 shares of our common stock. We paid IntuiCode approximately $175,000 during the year ended December 31, 2004, and approximately $300,000 during the nine months ended September 30, 2005. In October 2005, we entered into a Technology Support Agreement with IntuiCode for ongoing product development and support services for the period from September 1, 2005 through December 31, 2005 for consideration of $15,000 per month plus the issuance of warrants for each such month to purchase 15,000 shares of our common stock at then-current market prices. Commencing January 1, 2006, IntuiCode has provided services on a monthly basis for cash compensation determined on a project-by-project basis. We paid IntuiCode approximately $_______ during the nine months ended September 30, 2006. Jeremy Stein, a member of our board of directors, holds approximately 1.5% of our stock (including shares subject to currently-exercisable options) is also the Chief Executive Officer and the holder of approximately 43% of the outstanding membership interests of IntuiCode. We believe the terms of IntuiCode's engagement are at least as fair as those that we could have obtained from unrelated third parties in arms-length negotiations. In addition, during the year ended December 31, 2004, we extended short-term loans in the aggregate principal amount of $63,000 to IntuiCode. These loans have been repaid.

         Although we believe that IntuiCode is highly qualified to provide these services, we believe that other software developers are available to provide similar services should IntuiCode no longer be able or willing to do so.

         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, which is payable monthly beginning October 1, 2004. The principal amount of this loan is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which we commence operations at Angel of the Winds Casino, and continuing on the 1st day of each month thereafter through April 30, 2005, provided that, upon any merger of our company, sale of substantially all of our assets or change in majority ownership of our voting capital stock, the lender has the right to accelerate this loan and demand repayment of all outstanding principal and all unpaid accrued interest thereon. The amount of the principal payment due in any month is equal to the amount of lease fee advances that we receive from this casino customer during that month. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share.

         In October 2004, we issued options to purchase 100,000 shares of common stock at an exercise price of $0.35 per share to Jeremy Stein in full settlement of all obligations under his employment agreement.

         In December 2004, we issued options to purchase an aggregate of 150,000 shares of common stock at an exercise price of $0.01 per share to two consultants at IntuiCode. Jeremy Stein received 60,000 of these options.

         From September to December 2005 we borrowed $725,000 from seven individuals, including our Chief Financial Officer ($25,000) and our Chief Executive Officer's uncle and brother ($250,000 each). These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 112,500 shares of our common stock at an exercise price of $0.01 per share were issued to our Chief Financial Officer (12,500 shares) and four unaffiliated lenders (100,000 shares).

         From March to May 2006 we borrowed $75,000 from our Chief Executive Officer's father. These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 37,500 shares of our common stock at an exercise price of $0.01 per share were issued to the lender.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 170,000,000 shares, of which 150,000,000 shares are common stock, with a par value of $0.001 per share, and 20,000,000 shares are "blank check" preferred stock, with a par value of $0.001 per share.

         As of the date of this prospectus, there are 30,162,353 issued and outstanding shares of our common stock, and no issued and outstanding shares of our Preferred Stock. All outstanding shares of capital stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

Common Stock.

         Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our stockholders.

         Our common stock has no cumulative voting rights, preemption rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more than 50% of our total outstanding common shares can elect all of our directors, and holders of the remaining shares, by themselves, cannot elect any of our directors.

         Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

         Upon the dissolution, liquidation or winding up of our company, the holders of our common stock are entitled to share equally and ratably our net assets, if any, available to such holders after distributions to holders of our preferred stock.

Blank Check Preferred Stock.

         Our board of directors has the authority, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. These shares of preferred stock may have rights senior to our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Transfer Agent and Registrar.

         Florida Atlantic Stock Transfer, Inc., 7130 N. Nob Hill Road, Tamarac, Florida 33321-1841 is our transfer agent and the registrar for our common stock. Our transfer agent's telephone number is (954) 726-6320.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

         Our authorized but unissued capital stock consists of 126,033,336 shares of common stock and 20,000,000 shares of blank check preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol "MCAM.OB."


Market Information


         Our shares of common stock were first quoted on the Over-The-Counter Bulletin Board on October 14, 2002. The following table presents the high and low bid prices per share of our common stock as quoted for the years ended December 31, 2004, 2005 and 2006, which information was provided by NASDAQ Trading and Market Services.

Year ending December 31, 2006
Quarter ended:                         High Bid         Low Bid
     December 31, 2006                   0.70             0.14
     September 30, 2006                  0.38             0.22
     June 30, 2006                       0.43             0.25
     March 31, 2006                      0.37             0.17


Year ended December 31, 2005
Quarter ended:                         High Bid         Low Bid
     March 31, 2005                      1.15             0.51
     June 30, 2005                       0.55             0.30
     September 30, 2005                  0.67             0.34
     December 31, 2005                   0.45             0.25


Year ended December 31, 2004
Quarter ended:                         High Bid         Low Bid
     March 31, 2004                      1.80             0.56
     June 30, 2004                       0.75             0.30
     September 30, 2004                  0.52             0.30
     December 31, 2004                   0.65             0.26


         The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. On December 31, 2006, the closing bid price for our common stock was $0.50 per share.

Holders

         As of December 31, 2006, we had 70 stockholders of record of our common stock. Such number of record holders was derived from the records maintained by our transfer agent, Florida Atlantic Stock Transfer.

Dividends

         To date, we have not declared or paid any cash dividends and do not intend to do so for the foreseeable future. Prior to our acquisition by iGames in January 2004, we paid dividends to our shareholders. In 2003, these dividends were approximately $94,900. In January 2004, prior to the acquisition, these dividends were approximately $270,010. In the future we intend to retain all earnings, if any, to finance the continued development of our business. Any future payment of dividends will be determined solely in the discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

------------------------------------------ --------------------- ------------------------ ----------------------------
                                           Number of             Weighted average         Number of securities
                                           securities to be      exercise price of        remaining available for
                                           issued upon           outstanding options,     future issuance under
                                           exercise of           warrants and rights      equity compensation plans
                                           outstanding
                                           options, warrants
                                           and rights
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans approved by      3,602,500             $0.19                    0
security holders
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans not approved     0                     N/A                      0
by security holders
------------------------------------------ --------------------- ------------------------ ----------------------------
Total                                      3,602,500             $0.19                    0
------------------------------------------ --------------------- ------------------------ ----------------------------

         There were no other securities authorized for issuance under equity compensation plans at December 31, 2005.

                                     EXPERTS

         The consolidated financial statements of Money Centers of America, Inc. as of December 31, 2004 and for the fiscal year ended December 31, 2004 have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the reporting requirements of the Exchange Act of 1934. Accordingly, we are required to file quarterly and annual reports and other information with the Securities and Exchange Commission.


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                         MONEY CENTERS OF AMERICA, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Independent Auditors' Report for Years ended December 31, 2005 and
December 31, 2004.........................................................   F-2

Consolidated Balance Sheet as of December 31, 2005........................   F-3

Consolidated Statements of Operations for the fiscal years ended
December 31, 2005 and December 31, 2004...................................   F-4

Consolidated Statements of  Stockholders' Deficit for the fiscal years ended
December 31, 2005 and December 31, 2004...................................   F-5

Consolidated Statements of Cash Flows for the fiscal years ended
December 31, 2005 and December 31, 2004...................................   F-6

Notes to Consolidated Financial Statements................................   F-7

Consolidated Balance Sheet as of September 30, 2006 (unaudited) .........   F-31

Consolidated Statements of Operations (unaudited) for the nine months ended
September 30, 2006 and September 30, 2005 ...............................   F-32

Consolidated Statements of Cash Flows (unaudited) for the nine months ended
September 30, 2006 and September 30, 2005 ...............................   F-33

Notes to Consolidated Financial Statements (unaudited)...................   F-34

Independent Auditors' Report


                           MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                                     CONSOLIDATED BALANCE SHEET
                                         DECEMBER 31, 2005
                                               ASSETS
Current assets:
Cash and cash equivalents                                                                $1,987,401
Restricted cash                                                                           4,277,447
Accounts receivable                                                                         342,742
Prepaid expenses and other current assets                                                   241,264
                                                                                  ------------------
Total current assets                                                                      6,848,854

Property and equipment, net                                                                 643,195
Other assets
Intangible assets, net                                                                      945,007
Goodwill                                                                                    203,124
Deferred financing costs                                                                     65,348
Deposits                                                                                    180,897
                                                                                  ------------------
Total other assets                                                                        1,394,376

                                                                                  ------------------
                                                                                         $8,886,425
                                                                                  ==================


                               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable                                                                         $1,019,193
Accrued interest                                                                            116,961
Accrued expenses                                                                            229,351
Current portion of capital lease                                                            105,825
Notes payable, net of debt discount                                                         240,069
Notes payable - related parties, net of debt discount                                       587,403
Lines of credit                                                                          10,000,424
Due to officer                                                                              326,580
Commissions payable                                                                       1,119,476
                                                                                  ------------------
Total current liabilities                                                                13,745,282

Long-term liabilities:
Capital lease, net of current portion                                                       176,730
                                                                                  ------------------
Total long-term liabilities                                                                 176,730

Stockholders' Deficit:
Preferred stock; $.001 par value, 20,000,000 shares authorized
0 shares issued and outstanding                                                                   -
Common stock; $.01 par value, 150,000,000 shares authorized
25,206,978 shares issued and outstanding                                                    252,069
Additional paid-in capital                                                               11,189,541
Accumulated deficit                                                                     (16,477,197)
                                                                                  ------------------
Total stockholders' deficit                                                              (5,035,587)
                                                                                  ------------------
                                                                                         $8,886,425
                                                                                  ==================

          The accompanying notes are an integral part of these consolidated financial statements.

                                        MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                                            CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             YEARS ENDED
                                                                                             DECEMBER 31,
                                                                        -------------------------------------------------------
                                                                                     2005                        2004
                                                                        -------------------------------------------------------
Revenues                                                                 $         19,409,238        $       16,252,270

Cost of revenues                                                                   15,801,366                13,912,356
                                                                        -------------------------------------------------------

Gross profit                                                                        3,607,872                 2,339,914

Selling, general and administrative expenses                                        2,238,904                 2,642,341

Noncash Compensation                                                                   91,225                 7,674,491

Loss on impairment of intangibles                                                           -                  (417,880)

Loss on obsolete inventory                                                                  -                  (130,883)

Depreciation and amortization                                                         941,079                 1,615,803
                                                                        -------------------------------------------------------

Operating income (loss)                                                               336,664               (10,141,484)

Other income (expenses):
  Interest income                                                                      18,130                     6,032
  Interest expense                                                                 (1,947,283)               (1,704,910)
  Noncash interest expense                                                            (68,285)                   (1,561)
                                                                        -------------------------------------------------------
                                           Total Interest expense, net             (1,997,438)               (1,700,439)
                                                                        -------------------------------------------------------

  Other income                                                                          1,650                       170
  Other expenses                                                                       (7,043)                        -
                                                                        -------------------------------------------------------
                                           Total other income (expenses)               (5,393)                      170
                                                                        -------------------------------------------------------

Net loss                                                                 $         (1,666,167)       $      (11,841,753)
                                                                        =======================================================

Net loss per common share basic                                          $              (0.07)       $            (1.33)
                                                                        =======================================================

Net loss per common share diluted                                        $              (0.07)       $            (1.33)
                                                                        =======================================================

Weighted Average Common Shares Outstanding
 -Basic                                                                            25,179,895                 8,912,513
                                                                        =======================================================

 -Diluted                                                                          25,179,895                 8,912,513
                                                                        =======================================================

              The accompanying notes are an integral part of these consolidated financial statements.

                                                            F-4

                         MONEY CENTERS OF AMERICA, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                   Series A Preferred
                                         Stock              Common Stock
                                   ($.001 par value)      ($.01 par value)
                                   ----------------------------------------
                                                                             Additional                                   Total
                                                                              Paid-In      Accumulated     Deferred    Stockholders'
                                    Shares      Amount    Shares     Amount   Capital        Deficit     Compensation     Deficit
                             -------------------------------------------------------------------------------------------------------
Balance, December 31, 2003               -      $   -    3,966,291  $  15,865   $1,978,579  $(1,665,667)  $  (6,250)    $ (322,527)

 Preferred Stock in connection
 with reverse acquisition         1,351,640     1,351            -          -       (1,351)           -           -              -

 Issuance of common stock for
 services                                 -         -       25,000        100       29,900            -           -         30,000

 Issuance of options to
 employees and consultants                -         -            -          -    5,304,418            -           -      5,304,418

 Exercise of stock options                -         -       62,500        250       24,750            -           -         25,000

 S corporation distributions              -         -            -          -            -     (270,010)          -       (270,010)

 Issuance of shares for payment
 on Available Money, Inc.                 -         -    1,470,589      5,882    1,994,118            -           -      2,000,000

 Note Discount on 25,000
 warrants issued                          -         -            -          -        8,846            -            -         8,846

 Pursuant to original merger
 agreement Series A Preferred
 Stockholders, received 10
 shares MCAM per preferred share (1,351,640)   (1,351)  13,516,400     54,066      (52,715)            -           -             -

 Conversion of beneficial
 interest dividend - preferred
 stockholder's received 11.5
 shares instead of 10                                    2,027,460      8,109    1,025,492    (1,033,600)           -            1

 Common stock issued for
 canceled warrants                                       4,370,013     17,480    2,271,020             -             -   2,288,500

 Canceled shares in connection
 with Available Money, Inc.
 purchase                                 -         -   (1,470,589)    (5,882)  (1,994,118)            -           -    (2,000,000)

 Amortization of deferred
 compensation                             -         -            -          -            -              -       6,250        6,250

 Change in par value                      -         -            -     143,806    (143,806)             -           -            -

 Net loss                                 -         -                                         (11,841,753)          -  (11,841,753)

Balance, December 31, 2004                -         -   23,967,664     239,676  10,445,133    (14,811,030)          -   (4,126,221)

 Issuance of common stock for
 services                                 -         -       75,000         750      57,000              -           -       57,750

 Sale of common stock, net of
 offering costs of $22,500                -         -      984,314       9,843     469,657              -           -      479,500

 Exercise of stock options and
 warrants                                 -         -      180,000       1,800           -              -           -        1,800

 Beneficial conversion feature
 for 112,500 warrants                     -         -            -           -     190,337              -           -      190,337

 Issuance of 60,000 warrants to
 consultants for services                 -         -            -           -      27,414              -           -       27,414

 Net Loss                                 -         -            -           -           -     (1,666,167)          -   (1,666,167)

                                      ----------------------------------------------------------------------------------------------
Balance, December 31, 2005                -      $  -    25,206,978   $252,069 $11,189,541   $(16,477,197)       $  -  $(5,035,587)
                                      ==============================================================================================

                            The accompanying notes are an integral part of these consolidated financial statements.

                   MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
                                   Years Ended
                                  December 31,

                                                                     --------------------------------
                                                                          2005            2004
                                                                     --------------------------------
Cash flows from operating activities:
  Net loss                                                             $ (1,666,167)   $(11,841,753)
 Adjustments used to reconcile net loss to net cash
   provided (used) by operating activities:
     Depreciation and amortization                                          941,079       1,615,803
     Amortization of debt discount                                           68,313           1,561
     Inventory write-down                                                         -         130,883
     Loss on impairment of intangibles                                            -         417,880
     Issuance of common stock for services                                   57,750               -
     Issuance of stock options for services                                       -       4,877,050
     Issuance of warrants for services                                       27,414       2,760,426
 Changes in operating assets and liabilities:
     Increase (decrease) in:
          Accounts payable                                                  (45,219)        822,288
          Accrued interest                                                   34,071               -
          Accrued expenses                                                   54,187          47,785
         Commissions payable                                                197,144       1,009,211
     (Increase) decrease in:
         Prepaid expenses and other current assets                           34,074          39,146
         Accounts receivable                                                465,424        (782,498)
         Proceeds from refundable deposit                                    43,200               -
         Deposits                                                          (100,000)              -
                                                                     --------------------------------
Net cash provided (used) by operating activities                            111,270        (902,217)

Cash flows from investing activities:

Cash received in acquisition                                                      -          27,398
 Purchases of property and equipment                                       (171,338)       (157,391)
 Cash paid for acquisition and intangible assets                           (496,176)     (4,109,381)
 Cash paid for loan cost on convertible debt                                (15,525)              -
                                                                     --------------------------------
Net cash used by investing activities                                      (683,039)     (4,239,374)

Cash flows from financing activities:

 Net change in lines of credit                                            1,919,869       5,501,523
 Capital lease obligation                                                         -          95,722
 Payments on capital lease obligations                                     (105,515)        (18,356)
 Proceeds (Repayments) in loans payable                                    (500,000)      2,000,000
 Advances (to) from officer                                                (164,575)        192,280
 Proceeds from notes payable                                                 25,000         183,443
 Payments on notes payable                                                 (140,135)              -
 Proceeds from issuance of convertible promissory notes                     700,000               -
 Decrease (increase) in loans receivable                                          -         (43,000)
 Increase in dividends payable                                                    -          23,710
 Sale of common stock, net of $22,500 of offering
 costs                                                                      479,500               -
 Exercise of stock options and warrants                                       1,800          25,000
 Dividends                                                                        -        (270,010)
                                                                       --------------------------------
Net cash provided by financing activities                                 2,215,944       7,690,312
NET INCREASE IN CASH                                                      1,644,175       2,548,721
CASH, beginning of year                                                   4,620,673       2,071,952
                                                                       --------------------------------
CASH, end of year                                                      $  6,264,848    $  4,620,673
                                                                       ================================
Supplemental disclosures:

Cash paid during the period for interest                               $  1,947,283    $  1,700,439
                                                                       ================================
 Non-cash transactions affecting investing and financing activities:
 Acquisition of software                                               $     43,000    $          -
                                                                       ================================
 Acquisition of equipment under capital lease                          $    246,388    $          -
                                                                       ================================
 Exchange for reduction in note payable due to
 litigation                                                            $    150,000    $          -
                                                                       ================================
 Exchange for reduction in loan payable due to
 litigation                                                            $  1,500,000    $          -
                                                                       ================================
 Reduction of loan payable officer in exchange for
 related accrual                                                       $    175,000    $          -
                                                                       ================================
 Record beneficial conversion feature for
 convertible debt and Detachable warrants                              $    190,337    $          -
                                                                       ================================
 Settlement with vendor                                                $    170,000    $          -

             The accompanying notes are an integral part of these consolidated financial statements.

                                                       F-6

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization


         Money Centers of America Inc. (the "Company" or "MCA"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services, ONSwitch(TM) Transaction Management System, and the Omni Network. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus (outsourced marker services), cash access host program, customer data sharing and merchant card processing.


         On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Christopher M. Wolfington, iGames Entertainment, Inc., a Nevada corporation ("iGames"), Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into the Company and the Company, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). For accounting purposes, the transaction was treated as a recapitalization and accounted for as a reverse acquisition. Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of the Company as if it had been the reporting entity since inception. In connection with the Merger, all of the issued and outstanding shares of capital stock of the Company were tendered to iGames and iGames issued to the Company stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock was entitled to ten votes in all matters submitted to a vote of iGames shareholders and was convertible at the option of the holders into ten shares of common stock at any time after the date on which iGames amended its articles of incorporation to increase the number of authorized shares of its common stock to at least 125,000,000. In October 2004 iGames was merged into the Company, and each share of Series A Convertible Preferred Stock was exchanged for 11.5 shares of the Company's common stock. In October of 2004 the holder of the Series A Convertible Preferred Stock received 11.5 shares of the Company's common stock, which conversion rate was amended by the Board of Directors. The increase of 1.5 common shares per share of preferred totaling 2,027,460 of the Company's common stock was valued at $1,033,601 treated as a dividend and recorded as an increase in accumulated deficit.


         Pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, Inc. (AM)(Wholly owned subsidiary), a provider of ATM cash access services based in Los Angeles, California. The purchase price of this transaction was $3,850,000, $2,000,000 of which was paid in cash at closing and $1,850,000 of which was paid in cash on April 12, 2004. $2,100,000 of the purchase price was assigned to contract rights. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. MCA expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests.


Note 2 - Basis of Presentation and Significant Accounting Policies

(A)      Basis of Presentation


         The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany balances and transactions have been eliminated. The Company and its subsidiary have fiscal years ending on December 31.

(B)      Principles of Consolidation


         The Company consolidates its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)      Use of Estimates


         In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.


         Significant estimates during 2005 and 2004 include depreciable lives on equipment, the valuation of stock options granted for services, the value of warrants issued in connection with debt related financing, valuation of intangible assets not having finite lives and the valuation allowance for deferred tax assets since the Company had continuing operating losses.

(D)      Cash and Cash Equivalents and Compensating Balances


         For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.


         The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2005, the balance exceeded the federally insured limit by $148,105. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.


         Additionally, the Company had $30,000 maintained under a compensating balance agreement. The $30,000 is retained due to potential dishonorment of bad checks that are unforeseen. There is an informal agreement between our bank and our lender that requires this compensating balance agreement.

(E)      Restricted Cash


         Restricted cash is the balance of cash that is in the Company's bank accounts and network that is used as collateral for our asset based lender (See
Note 5). The Company does not have access to this cash unless there is an amount over and above the required amount of collateral. In order to pay operating expenses, the Company requests that the asset based lender transfer funds into the Company's unrestricted cash accounts. The restricted cash balance at December 31, 2005 was $4,277,447.

(F)      Accounts Receivable


         Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentration of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. Accordingly, no allowance was considered necessary at December 31, 2005 and 2004.

(G)      Equipment


         Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Equipment consists primarily of cash access devices and computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years.

(H)      Long Lived Assets


         The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the asset. There were no impairment charges taken during the years ended December 31, 2005 and 2004.

(I)      Goodwill, Intangibles and Related Impairment


         Based on the discounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values. Goodwill is assumed to have an indefinite life pursuant to statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets" and accordingly is not amortized but subject to periodic impairment tests. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. The Company expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill) subsequent to their acquisition.

(J)      Internal Use Software and Website Development Costs


         The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use," and Emerging Issues Task Force ("EITF") Consensus #00-2. "Accounting for Website Development Costs." The type of costs incurred by the Company in developing its internal use software and Website include, but are not limited to payroll-related costs (e.g. fringe benefits) for employees who devote time to the internal use computer software or Website project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Website.


         The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values. At December 31, 2005 and 2004, no such write-offs were required.


         At December 31, 2005, the net book value of capitalized software was $885,403. Amortization expense for the years ended December 31, 2005 and 2004 was $7,897 and $7,209, respectively.

(K)      Deferred Financing Costs


         Deferred financing costs are capitalized and amortized over the term of the related debt. At December 31, 2005, the gross amount of deferred financing costs was $ 176,283 and related accumulated amortization was $ 110,935. At December 31, 2005 the company reflects in the accompanying consolidated balance sheet net deferred financing costs of $65,348. Amortization of deferred financing costs was $47,501 and $44,282 at December 31, 2005 and 2004, respectively.

(L)      Derivative Liabilities


         In order to determine whether the Company has derivative liabilities, the Company reviewed SFAS No. 133, SFAS No. 150, EITF No. 00-19 and EITF No. 05-02, "The Meaning of Convertible Debt Instrument in Issue No. 00-19."


         Pursuant to the terms of the Company outstanding convertible debt and the associated detachable freestanding warrants, management determined that no instruments should be classified as a derivative liability. Additionally, there are no other issued and outstanding instruments which require the application of the aforementioned accounting guidance.

(M)      Revenue Recognition


         The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

(1)      ATM's and Credit Cards


         Fees earned from ATM and credit card advances are recorded on the date of transaction.

(2)      Check Cashing


         Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as a negative bad debt expense. Based on the quick turnaround of the check being returned by the bank on which it is drawn and the resubmission to the bank for payment, the Company feels this method approximates the allowance method, which is a Generally Accepted Accounting Principle. Based upon past history no allowance was considered necessary at December 31, 2005 and 2004, respectively.


         (N) Cost of Revenues The cost of revenues primarily includes commissions paid, non management wages, employee benefits, bad debts, rents paid to contract lessors, transaction processing costs, cash replenishment fees, non-capitalizable operating lease fees for ATM's and repairs and maintenance of ATM's.

(O)      Advertising


         In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the years ended December 31, 2005 and 2004 were $44,744 and $28,381, respectively.

(P)      Income Taxes


         The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(Q)      Fair Value of Financial Instruments


         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.


         The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable and accrued expenses, commissions payable, notes payable, convertible notes payable, net of debt discount, line of credit and due to related party approximate fair value due to the relatively short period to maturity for these instruments.

(R)      Earnings per Share


         In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. Common share equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants, stock options, and convertible preferred stock. The Company has excluded these common share equivalents from its computation of earnings per share due to their antidilutive effect as the Company has reflected a net loss at December 31, 2005 and 2004, respectively. Accordingly, the basic and diluted EPS are the same.


         At December 31, 2005 and 2004 there were 6,671,111 and 5,240,688 shares of issuable common stock underlying the options, warrants and convertible debt securities, respectively.

         The following table summarizes all common stock equivalents outstanding at December 31, 2005 and 2004, respectively.

                                              2005                     2004
                                              ----                     ----
      Common stock options                  3,602,500               3,161,250
      Common stock warrants                 1,457,500               2,079,438
      Convertible notes payable             1,611,111                      --
                                           -----------             -----------

      Total Common Stock Equivalents        6,671,111               5,240,688
                                           ===========             ===========


(S)      Stock Based Compensation


         The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.


         During 2005 and 2004, the Company granted 477,500 and 2,967,500 options, respectively to employees that were accounted for pursuant to APB No. 25.


         During 2005 and 2004, the Company granted 172,500 and 490,000 options, respectively to non-employees that were accounted for pursuant to SFAS No. 123.


         In connection with stock option exercises/conversions, the Company's Board of Directors approves all such issuances at the time when the investor completes the proper paperwork and makes a formal notification exercise.


         See detailed discussion of stock based compensation in Note 9.

(T)      Recent Accounting Pronouncements


         In November 2004, the Financial Accounting Standards Board issued Statement No. 151 (SFAS 151), "Inventory Costs," an amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company currently believes that the adoption of SFAS 151 will not have a material impact on its financial position, results of operations and cash flows.

         In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107." SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. The Company is currently evaluating which transitional provision and fair value methodology it will follow. The Company expects that any expense associated with the adoption of the provisions of SFAS 123R will have a material impact on its results of operations. We are evaluating the requirements of SFAS No. 123(R) and SAB 107 to assess what impact its adoption will have on our financial position, results of operations and cash flows. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.


         In May 2005, the Financial Accounting Standard Board ("FASB") issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" (SFAS 154). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our financial position, results of operations or cash flows.


         In June 2005, the Emerging Issues Task Force ("EITF") issued EITF 05-2, "The Meaning of Conventional Convertible Debt Instrument in Issue No. 00-19." EITF 05-2 retained the definition of a conventional convertible debt instrument as set forth in EITF 00-19, and which is used in determining certain exemptions to the accounting treatments prescribed under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." EITF 05-2 also clarified that certain contingencies related to the exercise of a conversion option would not be outside the definition of "conventional" and determined that convertible preferred stock with a mandatory redemption date would also qualify for similar exemptions if the economic characteristics of the preferred stock are more akin to debt than equity. EITF 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-2 on July 1, 2005, which did not have a material effect on our financial statements.


         In July 2005, the FASB issued FASB Staff Position ("FSP") 150-5, "Accounting Under SFAS 150 for Freestanding Warrants and Other Similar Instruments on Redeemable Shares." FSP 150-5 clarifies that warrants on shares that are redeemable or puttable immediately upon exercise and warrants on shares that are redeemable or puttable in the future qualify as liabilities under SFAS 150, regardless of the redemption feature or redemption price. The FSP is effective for the first reporting period beginning after June 30, 2005, with resulting changes to prior period statements reported as the cumulative effect of an accounting change in accordance with the transition provisions of SFAS
150. We adopted the provisions of FSP 150-5 on July 1, 2005, which did not have a material effect on our financial statements.

         In July 2005, the FASB issued EITF 05-6, "Determining the Amortization period for Leasehold Improvements Purchased After Lease Inception or Acquired in a Business Combination," which addressed the amortization period for leasehold improvements made on operating leases acquired significantly after the beginning of the lease. The EITF is effective for leasehold improvements made in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-6 on July 1, 2005, which did not have a material impact to the Company's financial position, results of operations and cash flows.

(U)      Reclassifications


         Certain amounts previously reported for 2004 have been reclassified to conform with the classifications used in 2005. Such reclassifications had no effect on the reported net loss.

Note 3 - Equipment


         The major classes of property and equipment at December 31, 2005 are as follows:

Classification                           Estimated Life
                                     ------------------------ ------------------

Equipment                                    5 years             $1,242,650
Furniture                                  5-7 years                101,578
                                                                ------------
                                                                  1,344,228
Less: accumulated depreciation                                     (701,033)
                                                                ------------

Equipment, net                                                     $643,195
                                                                ============



         Depreciation expense for property and equipment for the years ended December 31, 2005 and 2004 was $227,041 and $168,873 respectively.


         Of the totals presented above, capitalized equipment under capital leases had a gross carrying value of $490,188 and accumulated depreciation of $130,710 at December 31, 2005. (See Note 6) The equipment under capital lease serves as collateral for the related lease obligation.

Note 4 - Acquisition, Intangible Assets and Goodwill


         On January 6, 2004, iGames acquired the capital stock of Available Money, Inc. ("Available Money") a provider of ATM cash access services, which materially represents the entire year of operations. This expanded our casino ATM business but it also propelled the Company into non-casino related ATM businesses, such as strip malls. The acquisition was accounted for under the purchase method of accounting and the results of operations of Available Money are included in the operations of the Company from January 6, 2004. The purchase price was $6,000,000. The initial goodwill recorded on this purchase was approximately $3,800,000. The remaining $2,100,000 was assigned to contract rights based on the discounted projected cash flow from the contracts through their expiration dates, using a 15% discount rate. The carrying value of intangible assets and goodwill are reviewed if the facts and circumstances suggest that they may be impaired.

         During 2004, certain of the Available Money contracts were not renewed and the Company has canceled 1,470,589 shares of stock issued to the former Available Money shareholders, representing a $2,000,002 reduction in the purchase price, the Company has accordingly lowered the goodwill recorded on the purchase by $2,000,002, to approximately $1,831,000. As part of the settlement with the former owners of AM the purchase price was reduced by $150,000 and the Company reduced goodwill by $150,000 in March of 2005. As a result of the July 2005 settlements of litigation with Equitex, Inc. and Chex Services, Inc. (see
Note 10 (4)) goodwill was reduced by $1,500,000 to approximately $200,000. The $1,500,000 reduction was offset against a corresponding reduction in loans payable.


         Intangible assets and Goodwill at December 31, 2005 are as follows:


Intangible assets

Classification                        Estimated Life
                                  ------------------------    ------------------

Software                                 15 years                      $  9,928
Software development costs              5-7 years                       900,039
Website development costs                 3 years                        24,000
Contract rights                         1-3 years                     2,100,306
Other                                     3 years                         5,108
                                                                    -----------
                                                                      3,039,381
Less: accumulated depreciation                                      (2,094,374)
                                                                    -----------

Equipment, net                                                        $ 945,007
                                                                    ===========

         Amortization expense, for intangible assets, for the years ended December 31, 2005 and 2004 was $666,537 and $1,402,649 respectively.

Goodwill

                               Estimated Life                  2005
                           ------------------------    ----------------------
Goodwill                        Indefinite                      $203,124

         Goodwill is reviewed for impairment periodically. There were no impairment charges taken for goodwill during the years ended December 31, 2005 and 2004, respectively.

         The following table represents the balance of intangible assets over the next 5 years and thereafter:

Intangible assets
subject to
amortization             Total          2006           2007          2008           2009           2010        Thereafter
------------             -----          ----           ----          ----           ----           ----        ----------

Gross capitalized
amount                 $3,039,380    $3,039,380     $3,039,380     $3,039,380    $3,039,380     $3,039,380     $3,039,380
Accumulated
amortization           (2,070,373)   (2,187,583)    (2,294,560)    (2,382,985)   (2,471,410)    (2,559,835)    (3,039,390)
                       -----------   -----------    -----------    -----------   -----------    -----------    -----------

Intangibles, net        $ 945,007     $ 851,797      $ 744,820     $ 656,395      $ 567,970      $ 479,545       $    --
                        =========     =========      =========     =========      =========      =========       =======

Amortization
expense                 $ 666,537      $ 93,210      $ 106,977      $ 88,425       $ 88,425       $ 88,425     $ 479,545
                        ---------      --------      ---------      --------       --------       --------     ---------

Note 5 - Convertible Notes Payable, net of debt discount and Notes Payable

(A) Convertible Notes Payable, net of debt discount


         During 2005, the Company borrowed an aggregate $700,000 from seven separate individuals in the form of convertible promissory notes. Of the total borrowings, $525,000 was received from related parties. These related parties included family relatives of the Company's President and CEO totaling $500,000 and the Company's CFO for $25,000. In connection with the issuance of these convertible promissory notes, the Company issued warrants to purchase an aggregate 350,000 shares of its common stock at an exercise price of $0.01.


         Pursuant to the terms of the convertible debt, the notes bear interest at 10% with default interest at 25%. All notes are unsecured and due nine months from issuance. The maturity dates occur during the period from June 2006 to September 2006. The debt is convertible at the option of the holder equivalent to an amount that is 85% of the average mean of the closing bid and ask prices for the 10 days immediately preceding the conversion by the holder. The conversion terms also contain a feature whereby the conversion price cannot go below a floor amount of $0.45 ("floor"). As a result of the established floor price on these convertible debt instruments, the Company has determined that it has enough authorized and unissued shares to settle all potential conversions related to these debt instruments as well any other outstanding equity instruments that are convertible. These convertible debt instruments are not considered derivative liabilities.


         Rather, pursuant to the literature in APB No. 14, EITF No. 98-5 and EITF No. 00-27, these instruments are considered convertible debt that requires an allocation of proceeds between the convertible debt and related warrants.


         Management used the following weighted average assumptions on the date of issue when determining the fair value of the freestanding warrants issued in connection with the convertible debt:

Expected dividend yield                             0%
Expected volatility                                 175.48% - 176.68%
Risk free interest rate                             4.25%
Expected life of option                             2 years

Note 5 - Convertible Notes Payable, net of debt discount and Notes Payable (continued)


         Based on the required allocation of proceeds, the Company recorded an aggregate debt discount totaling $184,013 which is being amortized to interest expense over the lives of the related convertible promissory notes. The corresponding credit was to additional paid-in capital. During 2005, the Company recognized $61,366 as amortization of debt discount as a component of interest expense.


         At December 31, 2005, the Company had the following outstanding convertible notes payable:

Convertible notes payable                                 $ 175,000
Convertible notes payable - related party                   525,000
                                                            -------

Total convertible notes payable                             700,000
Less debt discount                                        (122,647)
                                                          =========

Convertible notes payable, net of debt discount           $ 577,353
                                                          =========

         At December 31, 2005, the Company had the following outstanding accrued interest payable for all convertible and non-convertible debt instruments:

Convertible notes payable - accrued interest                           $ 3,376
Convertible notes payable - related party - accrued interest
                                                                        14,034
Interest accrued on Notes Payable and Lines of Credit                   96,956
Interest accrued on non convertible related note (see Note 5(B))
                                                                         2,595

Total accrued interest payable, Convertible notes                     $116,961
                                                                      ========

(B) Notes Payable, net of debt discount


         During 2005, the Company recorded an aggregate $195,000 from two separate individuals in the form of promissory notes. Pursuant to the terms of the notes, the notes bore interest ranging from 10% - 19.75% with default interest of 25%. The $170,000 note is collateralized by all assets of the company via an intercreditor agreement. The $25,000 is uncollaterized. The maturity dates occur during the period from September 2006 and May 2007.


         Of the total, $170,000 was issued to a former customer in exchange for a mutual release and settlement of a disputed $286,043 in commissions. The Company recorded an offset to commissions expense for $116,043. The note bears interest at 19.75% per annum. All accrued interest from November 1, 2004 through and including November 1, 2005 was payable on November 1, 2005. Continuing on the first day of each month thereafter to and including May 1, 2007 payments of principal and interest in the amount of $10,989. At December 31, 2005, the Company has repaid $8,191 in principal, leaving a remaining balance of $161,809.

Note 5 - Convertible Notes Payable, net of debt discount and Notes Payable (continued)


         In December 2005 the Company borrowed $25,000 and issued a $25,000 promissory note, the Company recorded a debt discount of $6,324, related to the 12,500 warrants issued in connection with this note. At December 31, 2005, the Company recorded amortization of debt discount totaling $703 as a component of interest expense. The remaining $5,621 is being amortized over the life of the promissory note.


         On September 10, 2004, the Company borrowed $210,000 from a family member of our chief executive officer to pay an advance on commissions to a casino. This note is shown net of a discount of $8,846 for the value of warrants issued in conjunction with the loan along with the corresponding amortization of the note discount of $7,805. The discount of $8,846 is amortized over 17 months beginning October 1, 2004. The note bears interest at 10% per annum and is payable monthly, beginning October 1, 2004. The principal amount of this note is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month in which the Company commences operations at the casino. As additional consideration for extending the principal amount of this loan to the Company, the Company has issued warrants to purchase 50,000 of the Company's common stock at an exercise price of .33 per share. In the event that the principal amount of this note plus all accrued interest thereon was paid in full on or before March 31, 2006, 25,000 warrants would be canceled. On September 10, 2004, the company recorded 25,000 warrants at its fair value of $8,846 as additional interest expense and in March 2006 the Company will record the remaining 25,000 warrants also as additional interest expense as this note has been extended. During 2005, the Company repaid this related party $131,943 in connection with this promissory note issued during 2004.


         During 2005, the Company reflected aggregate principal repayments of $140,135 for all non-convertible promissory notes.


         At December 31, 2005, the Company had the following outstanding notes payable:

            Notes payable                                     $186,809
            Notes payable - related party                       70,000
                                                               -------

            Total notes payable                                256,809
            Less debt discount                                 (5,621)
                                                               -------

            Note payable, net of debt discount                $251,188
                                                              ========


Note 6 - Capital Leases


         On February 1, 2005 the Company entered into a new capital lease for 6 ATM machines at the Sandia Casino. The capitalized cost of the ATM machines is $105,938. The terms of this lease require an approximately $30,000 down payment 90 days from installation with the remaining balance of approximately $75,000 will be financed over 59 months, at 8.211% for $1,500 per month. This note is collateralized by the equipment.


         Between June 15, 2005 and July 31, 2005 the Company entered into a new capital lease for 5 ATM machines at the Tropicana Casino in Las Vegas. The approximate capitalized cost of the ATM machines is $88,400. The terms of this lease require an approximately $25,000 down payment 90 days from installation with the remaining balance of approximately $63,000 financed over 59 months, at 8.211% for approximately $1,330 per month. This note is collateralized by the equipment.

         In 2005 the Company entered into a new capital lease for 1 ATM machine at a software development office located in Boca Raton, Florida. The capitalized cost of the ATM machine is $18,000. The terms of this lease require an approximately $5,000 down payment 90 days from installation with the remaining balance of approximately $13,000 financed over 59 months, at 8.211% for $266 per month. This note is collateralized by the equipment.


         On July 16, 2005 the Company entered into a new capital lease for 2 ATM machines at Jerry's Nugget Casino in Las Vegas. The capitalized cost of the ATM machines is $34,500. The terms of this lease require an approximately $10,000 down payment 90 days from installation with the remaining balance of approximately $24,500 financed over 59 months, at 8.211% for $530 per month. This note is collateralized by the equipment.


Capital lease obligations at December 31, 2005 consisted of the following:


Obligation under capital lease, imputed interest rate at          $ 35,553
12.78%; due May 2007; collateralized by equipment


Obligation under capital lease, imputed interest rate at            32,988
8.21%; due December 2009; collateralized by equipment


Obligation under capital lease, imputed interest rate at            32,988
8.21%; due December 2009; collateralized by equipment


Obligation under capital lease, imputed interest rate at            69,081
7.95%; due March 2010; collateralized by equipment


Obligation under capital lease, imputed interest rate at 8.3%;      11,411
due March 2010; collateralized by equipment


Obligation under capital lease, imputed interest rate at            34,111
11.63%; due July 2010; collateralized by equipment


Obligation under capital lease, imputed interest rate at            66,423
9.74%; due July 2010; collateralized by equipment


Less: current maturities                                         (105,825)
                                                                 ---------


Long term obligation, net of current portion                     $ 176,730
                                                                 =========

         Future minimum lease payments for equipment acquired under capital leases at December 31, 2005 are as follows:

            2006                                              $ 137,031
            2007                                                 69,944
            2008                                                 60,027
            2009                                                 56,185
            2010                                                 13,731
                                                                 ------

            Total minimum lease payments                        336,918
            Less amount representing interest                    54,363
                                                                 ------

            Present value of net minimum lease                  282,555
            Less current portion                                105,825
                                                                -------
                                                              $ 176,730

Note 7 - Lines of Credit

         Lines of credit at December 31, 2005 consisted of the following:
Line of credit,  maximum  availability of $7,000,000,  maturity date June 30, 2006. Subject to various restrictive  covenants,  interest is payable monthly at 18% per annum,  borrowings are collateralized  by restricted  cash,  all the assets of the Company,  250,000 shares of common stock,  and guaranteed by the principal  shareholder  of the Company.  The Company is required to pay a monthly  facility  fee equal to 1/12% of the  highest  balance of the line during the month.  At December 31, 2005, the Company had recorded  related  accrued  interest  payable of
$58,225 in connection with this line of credit.                                                            $4,277,447

Line of credit,  interest is payable monthly at 9% per annum, the line is unsecured and due on
demand.  This line has been established with one of our casino customers.                                     478,000

Lines of credit,  non-interest  bearing,  the lines are  unsecured  and due on  demand.  These
lines have been established with two of our casino customers.                                               2,233,267

Line of credit,  the line is  unsecured  and due on demand.  The Company  pays a fixed  stated
amount of  interest  totaling  $1,000 per month.  The  payments  are  recorded  and charged to interest  expense.  This  line  has been  established  with one of our  casino  customers.  At
December 31, 2005,  the Company had recorded  related  accrued  interest  payable of $1,000 in
connection with this line of credit.                                                                          507,026

On April 12, 2004, the Company  borrowed  $2,050,000  from an  asset-based  lender to make the second  Available  Money  payment.  From April 12, 2004 until June 30, 2005 all  interest  was accrued and added to the  principal  balance.  The Company has received a one-year  extension, with renewal  subject to the lender's  discretion.  This extension  expires June 30, 2006. The note bears  interest  at 18% per annum.  This note is  amortized  over 5 years at $68,428  per month.  At December 31, 2005, the Company had recorded  related  accrued  interest  payable of
$37,635  in  connection  with this line of  credit.  The note is  guaranteed  by the  majority
shareholder of the Company and also collateralized by all the assets of the Company.                        2,504,684
                                                                                                            ---------
                                                                                                          $10,000,424

Note 8 - Due to Officer


         During 2005, the Company issued a note to its CEO totaling $175,000. The note was issued in payment of the CEO's 2004 guaranteed bonus. This loan and other notes to our CEO bear interest at 10%, are unsecured and due on demand. The outstanding principal and related accrued interest balance at December 31, 2005 was $326,580. Of the total, $2,000 represented accrued interest payable.

Note 9 - Stockholders' Deficit

Year Ended December 31, 2005

(A)      Common Stock Issuances

         (1)      Cash

         In January 2005, the Company raised $479,500, net of offering costs of $22,500, from the sale of 984,314 shares of common stock at the price of $0.51 per share. Offering costs have been recorded as a reduction of additional paid-in capital.

         (2)      Services

         In January 2005, the Company issued 75,000 shares of common stock to its board of directors for services rendered. The Company valued the shares at the fair value on the date of issuance which was $.77 per share based on the quoted closing trading price and recorded non-cash compensation of $57,750.

         (3)      Exercise of Options/Warrants

         During the year 2005, the Company's former chief executive officer, an affiliate, and an employee exercised an aggregate 180,000 options and warrants at $.01 per share. The Company received proceeds of $1,800 from the transaction and issued 180,000 shares.

(B)      Accrued Penalty Shares


         At December 31, 2005, pursuant to the terms of a prior common stock offering with registration rights, the Company has accrued penalties in the amount of 135,000 shares. The Company has valued these shares at $78,798 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as a component of accrued expenses. In February 2006, the Company's Form SB-2 was declared effective. Pursuant to the terms of the original agreement once a registration statement had been declared effective, accrual of penalty shares is no longer required. As of February 2006, the penalty shares have ceased accruing.

(C)      Stock Options


         The Company follows fair value accounting and the related provisions of APB No. 25 for employees and SFAS No. 123 for all share based payment awards to its non-employees. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock options and warrants activity with employees and non-employees during 2005:

         (1)      Option Grants - Employees

         During 2005, the Company granted an aggregate 477,500 stock options to employees. The grants had exercise prices ranging from $0.33 to $0.77 per share. Of the total, 225,000 options had specific vesting provisions. 200,000 options vest ratable over a two year period and the remaining 25,000 options vest 50% in June 2006 and 50% in December 2006. These options had expiration dates ranging from 3 years to 10 years from the date of issuance.

         (2)      Options/ Warrants Exercised - Employees

         In February 2005, the Company's former chief executive officer and an affiliate exercised 150,000 warrants at $.01 per share. The Company received proceeds of $1,500 from the transaction and issued 150,000 shares of common stock.

         In June 2005, an employee exercised 30,000 options at $.01 per share. The Company received proceeds of $300 from the transaction and issued 30,000 shares of common stock.

         (3)      Option Forfeitures - Employees

         In August 2005, 6,250 shares of a previous employee's option with an exercise price of $.40 expired.

          (4)     Weighted Average Assumptions for 2005 Option Grants -Employees

          Exercise prices on grant dates $0.01 - $0.77 Expected dividend yield 0% Expected Volatility 150% - 205% Risk free interest rates 3% - 4% Expected lives of options 2-10 years

         Employee stock option activity for the years ended December 31, 2005 and 2004 are summarized as follows:
                                                  Number of    Weighted Average
                                                    Shares      Exercise Price

 Outstanding at December 31, 2003                     193,750          $ 2.11
          Granted                                   2,967,500             .02
          Exercised                                        --              --
          Canceled/Expired                                 --              --
                                              ----------------     ------------
 Outstanding at December 31, 2004                   3,161,250           $ .15
          Granted                                     477,500             .49
          Exercised                                   (30,000)           (.01)
          Canceled/Expired                             (6,250)           (.40)
                                              ----------------     ------------
 Outstanding at December 31, 2005                   3,602,500           $ .19

 Weighted Average Fair Value of 2005 Grants                               .19
                                                                   ------------

         The following table summarizes the Company's employee stock options outstanding at December 31, 2005:

                                        Options Outstanding
Range of                            Weighted Average Remaining  Weighted Average
Exercise Price        Number                  Life              Exercise Price
--------------        ------                  ----              --------------
        .01         2,875,500             8.01 - 8.06                .01
        .33           127,500             2.00 - 2.96                .27
        .42           200,000                    8.46                .42
  .70 - .77           212,500             8.34 - 9.05                .75
2.00 - 2.28           187,500             7.50 - 7.84               2.11
                   --------------
                   3,602,500
                   ==============

         At December 31, 2005 3,452,500 stock options are exercisable with a weighted average exercise price for $.18.


         The exercise prices of all options granted by the Company equal the market price at the dates of the grant. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the valuation method of SFAS No. 123, "Accounting for Stock Based Compensation," the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the year ended December 31, 2005.

                                                 Twelve Months Ended   Twelve Months Ended
                                                  December 31, 2005     December 31, 2004

Net loss reported                                     $(1,666,167)        $(11,841,753)
Add:   total   stock   based    compensation
expense  determined  under fair value  based
method, net of related tax effect                         (49,675)                  --
                                                    ---------------    ------------------
Pro forma net loss                                    $(1,715,842)        $(11,841,753)
Basic loss per share
         As Reported                                        $(.07)              $(1.33)
         Proforma                                           $(.07)              $(1.33)

         The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.


         (D)      Warrants


         On July 21, 2005, as part of a settlement agreement, the Company agreed to deliver to FastFunds Financial, Inc., Chex Services, Inc.'s corporate parent, a contingent warrant to purchase up to 500,000 shares of our common stock at a purchase price of $0.50 per share. The warrant is not exercisable until the Company achieves $1,000,000 in net income during a fiscal year. This warrant has a term of ten years and expires upon a change in control of the Company.

         From September, 2005 to December 2005, pursuant to the terms of a software development agreement the Company issued 60,000 warrants to purchase common stock to a consultant at an exercise prices ranging from $.40 to $.51 per share, as consideration for services rendered.


         In September, 2005, the Company borrowed an aggregate $600,000 from three individuals, including the uncle and the brother of its Chief Executive Officer evidenced by convertible notes. The Company issued to one of the lenders warrants to purchase 50,000 shares of our common stock at an exercise price of $.01 per share.
(See Note 5(A))


         In October 2005, 644,438 warrants with an exercise price of $4.00 expired.


         In October, 2005, the Company borrowed an aggregate $100,000 from three individuals, including the Chief Financial Officer evidenced by convertible notes. The Company issued to the lenders warrants to purchase 50,000 shares of our common stock at an exercise price of $.01 per share. (See Note 5(A))


         In December, 2005, the Company borrowed $25,000 from an individual evidenced by a promissory note. The Company issued the lender warrants to purchase 12,500 shares of our common stock at an exercise price of $.01 per share. The Company recorded a debt discount in the amount of $6,324 and as of December 31, 2005 has amortized $703 of this debt discount. (See Note 5(B))


         Warrant activity for the period ended December 31, 2005 is summarized as follows:


                                      Number of             Weighted Average
                                       Shares                Exercise Price

Outstanding at December 31, 2003       5,389,438                    $ 4.19
         Granted                         490,000                       .10
         Exercised                            --                        --
         Canceled                    (3,800,000)                       .01
                                     -----------               ------------
Outstanding at December 31, 2004       2,079,438                    $ 3.13
         Granted                         172,500                       .41
         Exercised                     (150,000)                       .01
         Canceled                      (644,438)                      4.00
                                    ------------               ------------
Outstanding at December 31, 2005       1,457,500                    $ 2.72
                                    ============               ============


                                       Warrants Outstanding
Range of                            Weighted Average Remaining  Weighted Average
Exercise Price           Number              Life               Exercise Price

         .01            327,500           6.73 - 8.06                  .01
   .33 - .35            125,000           3.70 - 8.80                  .35
   .40 - .44             30,000                  9.76                  .42
   .47 - .51             30,000           9.67 - 9.76                  .49
        1.00             75,000                  2.50                 1.00
        2.40            112,500           2.82 - 7.25                 2.40
 4.00 - 6.00            757,500           1.25 - 2.50                 4.68
                --------------------
                      1,457,500
                ====================

         All outstanding warrants are exercisable at December 31, 2005.


         Year Ended December 31, 2004


         In December 2003 the Company affected a 1- for- 4 reverse stock split. As a result, the Common stock par value was increased to $ .004 per share. All amounts shown have been restated to account for this split.


         In August 2004, with the approval of the Board of Directors, the Company increased its authorized number of common stock issuable from 50,000,000 to 150,000,000 shares $.004 par value per share. Additionally, the Company is now authorized to issue 20,000,000 shares of preferred stock $.001 par value per share.


         On January 2, 2004, iGames issued 1,351,640 shares of its Series A Preferred Stock and warrants to purchase 2,500,000 shares of its common stock to the stockholders of Money Centers of America, Inc. pursuant to an Agreement and Plan of Merger dated November 26, 2003, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 thereunder. These shares of Series A Convertible Preferred Stock were converted in October 2004 and each holder received 11.5 shares of the company's common stock.


         In accordance with the reverse merger accounting and the recapitalization of the Company, iGames' accumulated deficit as of the date of the reverse merger on January 2, 2004 has been restated as paid-in capital.


         Additionally, in January 2004, the Company issued 25,000 shares of our common stock to a consultant for services rendered. The Company valued these shares at the fair value on the date of issuance and recorded consulting expense of $30,000 or $1.20 per share. All of these shares were issued pursuant to
Section 4(2) of the Securities Act.


         On September 10, 2004, the Company borrowed $210,000 from an affiliate of our chief executive officer to pay an advance on commissions to a new casino customer. In connection with this note, the Company issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then the Company shall have the right to cancel warrants to purchase 25,000 shares. The Company has valued these warrants at $8,846 or $0.37 per option options utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 3.0%, volatility of 151.07%, an estimated life of five years, and dividend yield of 0%.


         In October of 2004 the holder of the Series A Convertible Preferred Stock received 11.5 shares of the Company's common stock, which conversion rate was amended by the Board of Directors. The increase of 1.5 common shares per share of preferred totaling 2,027,460 of the Company's common stock was valued at $1,033,601 treated as a dividend and recorded as an increase in accumulated deficit.


         In August 2004 the Company issued 4,370,000 shares as part of the iGames merger to holders of preferred stock and warrants of iGames in excess of the respective conversion rates as consideration for certain rights given up by the holders. The shares were valued at the fair value on the date of issuance of $2,288,500.


         During the year ended December 31, 2004, the Company issued capital distributions relating to its previous status as an S Corporation of $270,010.

         $2,000,000 of the Available Money purchase price was paid by tender of an aggregate of 1,470,589 shares of common stock to the previous shareholders of Available Money. All of these shares of common stock were cancelled prior to December 31, 2004 pursuant to the terms of the Available Money Stock Purchase Agreement.


         In December 2004, the Company granted options to purchase 150,000 shares of its common stock at an exercise price of $.01 per share to the owners of a software development company as partial consideration for software development services. The Company valued these options at $81,000 or $.54 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.


         In January 2004, the Company issued options to purchase 2,695,000 shares of our common stock to Christopher M. Wolfington and options to purchase an aggregate of 590,000 shares of our common stock to 21 of our employees and consultants under our stock option plan. The securities were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.


         On September 10, 2004, the Company borrowed $210,000 from a family member of our chief executive officer to pay an advance on commissions to an unrelated third party. Pursuant to this note the family member was issued 25,000 warrants to purchase our common stock at .33 per share.


         In October 2004, the Company granted options to purchase 100,000 shares of its common stock at an exercise price of $.35 per share to its former president in connection with the termination of his employment agreement. These securities were issued pursuant to Section 4(2) of the Securities Act. The former president is currently a director.

Note 10 - Commitments and Contingencies

         (1)      Operating Leases

         In connection with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $45,000 per month.

         The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635. This lease expires February 2008.

         The Company's total rent expense under operating leases was $556,686 and $422,772 for the years ended December 31, 2005 and 2004, respectively.

         Estimated rent expense under non-cancelable operating leases over the next five years is as follows:

                2006              $ 369,197
                2007                263,642
                2008                236,242
                2009                230,972
                2010                155,485
                                    -------
                Total            $1,255,538

         (2)      Casino Contracts

         The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

         Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:


                  (A) A dollar amount, as defined by the contract, per transaction volume processed by the Company.


                  (B) A percentage of the Company's profits at the respective location.

         As of December 31, 2005 the Company has recorded $943,321 of accrued commissions on casino contracts.

         Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

         (3)      Employment Agreements

                  (A) CEO

                           (1)      Employment Agreement

                           In January 2004, the Company entered into a five-year employment agreement with our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), the employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, the officer is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. At December 31, 2005, the Company had accrued $43,750 for salary. Effective March, 2006 the Company amended the executive's agreement to reduce his guaranteed bonus for 2005 from 50% of his salary to 12.5% of his salary.


                           (2)      Commissions Payable


                           The company pays sales commission to sales persons closing various contracts. The CEO was paid $39,621 in sales commission for 2005.


                  (B) CFO


                  The Company entered into an agreement with its Vice President of Finance and Chief Financial Officer (CFO) dated June 14, 2005 (the "Employment Agreement") The employment term commences on June 14, 2005 and continues until the close of business on December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. The officer's annual salary during the term of employment under the Employment Agreement shall be no less than $120,000. In addition, the officer was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share under the Company's Amended and Restated 2003 Stock Incentive Plan, pursuant to an Award Agreement for Non-Qualified Stock Option dated June 14, 2005 entered into between the Company and the officer. The options have a term of ten years and are exercisable as follows: (a) 50,000 shall be exercisable immediately on the date of grant; (b) 50,000 shall be exercisable on June 1, 2006; and (c) 100,000 shall be exercisable on June 1, 2007. On October 20, 2005, the CFO's employment agreement was amended to increase his annual salary to $145,000 and decrease his maximum annual bonus compensation to $25,000.

         (4)      Litigation

         On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. The suit also raises claims for fraudulent misrepresentation and intentional interference with contractual relations. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game that exceeds what was agreed to. We are vigorously defending this action.


         Effective July 21, 2005, the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Chex Services, Inc.("Chex"), the wholly owned operating subsidiary of FastFunds Financial Corporation and Equitex, Inc. ("Equitex"), pursuant to which the parties agreed to resolve all pending litigation between them and release all claims related to such litigation. The subject litigation is described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. No party to the Settlement Agreement admitted any wrongdoing or liability related to the litigation. The litigation was dismissed with prejudice on July 22, 2005.


         Under the Settlement Agreement, Equitex and Chex agreed to cancel the Company's outstanding $2,000,000 principal liability under a $2,000,000 promissory note from the Company to Chex, dated January 6, 2004, as well as any liability for accrued but unpaid interest under that promissory note. The Company agreed to pay Chex $500,000 within 60 days of July 21, 2005. This amount was paid in September 2005. In addition, the Company, agreed to deliver to FastFunds Financial Corporation a ten year warrant to purchase up to 500,000 shares of the Company's common stock at a purchase price of $0.50 per share. The warrant is not exercisable until the Company achieves $1,000,000 in net income during a fiscal year.


         In addition, the Company is from time to time during the normal course of its business operations, subject to various litigation claims and legal disputes. The Company does not believe that the ultimate disposition of any of these matters will have a material adverse effect on its consolidated financial position, results of operations or liquidity.

Note 11 - Customer Concentrations


         For the year ended December 31, 2005, approximately 44 % of total revenues were derived from operations at two full service casinos. No other customers represented more than ten percent of the Company's total revenues for the year ended December 31, 2005. (See subsequent events.)

         For the year ended December 31, 2004, approximately 40% of total revenues were derived from operations at 2 casinos. No other customers represented more than ten percent of our total revenues for the year ended December 31, 2004.

Note 12 - Cash Rental Program and Related Interest Expense


         Included in interest expense are monies owed to an unrelated vendor for interest charges. The interest is based on the amount of cash in the Company's Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the bank in the Company's ATM machines at December 31, 2005 was approximately $11.8 million. The interest rate on the $11.8 million is prime plus zero. Effectively the company rents this cash. The Company does not reflect this cash as an asset or the loan as a liability on its balance sheet at year end. Interest expense from this cash was $544,321 for 2005.

Note 13 - Income Taxes


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                     December 31
Deferred tax assets:                         2005                     2004
                                             ----                     ----

Net operating loss carryforwards          $2,198,000                $1,807,000
Accrued expenses                             251,000                   182,000
Depreciation and amortization                 57,000                    57,000
                                         -----------               ------------

Less valuation on allowance              (2,506,000)                (2,046,000)
                                         -----------               ------------

Net deferred tax assets                   $       -                 $        -
                                         ===========               ============


         The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the periods ended December 31, 2005 and 2004:

                                                         December 31
                                                  2005                 2004
                                                  ----                 ----

Tax benefit at federal statutory rate (34%)   $620,000            $ 4,005,000
Non-deductible stock compensation              (85,000)            (2,609,000)
Non-deductible expenses                        (75,000)              (390,000)
Net operating losses related to mergers              0                824,000
                                              ----------          ------------
Change in valuation allowance                 (460,000)            (1,830,000)

Net income tax benefit                        $      -            $         -
                                              ==========          ============

         FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance at December 31, 2005 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At December 31, 2005, the Company has available net operating loss carryforwards of approximately $6,465,000, which expire in the year 2021-2025. $2,425,000 of the Net Operating Losses are subject to the limitations under
Section 382 of the Internal Revenue Code relating to changes in ownership in the amount of $231,000 annually as calculated under code Section 382 of the Internal Revenue Code.

Note 14 - Going Concern


         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $6,896,428, a stockholders' deficit of $5,035,587 and an accumulated deficit of $16,477,197 at December 31, 2005. The Company also reflected a net loss of $1,666,167 and net cash provided by operations of $111,270, for the year ended December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern.


         Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 15 - Subsequent Events


         In February 2006, an employee exercised 70,000 options at $.01 per share. The Company received proceeds of $700 from the transaction and issued 70,000 shares.


         In February 2006, a consultant exercised 5,000 warrants at $.01 per share. The Company received proceeds of $50 from the transaction and issued 5,000 shares.


         In March 2006, the Company issued two promissory notes in the amount of $50,000. The notes bear interest at 10% per annum and all principal and interest is due at maturity December 2006 or earlier at the option of the holder upon a Change in Control. In the event that a Note is not repaid in full within ninety
(90) days following the maturity date, additional interest is due and payable in an amount equal to twenty-five percent (25%) of the unpaid amount. Thereafter, additional interest accrues each sixty (60) days in an amount equal to twenty-five percent (25%) of the unpaid amount.


         In April 2006, an employee exercised 25,000 options at $.01 per share. The Company received proceeds of $250 from the transaction and issued 25,000 shares.


         In April 2006, the Company was given notice that a casino customer will not renew its contract which ends May 6, 2006. The Customer accounted for approximately $5.3 million in revenue and approximately $460,000 in gross profit for 2005.

                                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                                           CONSOLIDATED BALANCE SHEET
                                               SEPTEMBER 30, 2006
                                                   UNAUDITED
                                                    ASSETS

       Current assets:
       Restricted cash                                                                          $4,322,423
       Accounts receivable                                                                         106,440
       Prepaid expenses and other current assets                                                   280,441
                                                                                        -------------------
       Total current assets                                                                      4,709,304

       Property and equipment, net                                                                 985,188
       Other assets
       Intangible assets, net                                                                    1,161,371
       Goodwill                                                                                    203,124
       Deferred financing costs                                                                     33,138
       Deposits                                                                                    183,476
                                                                                        -------------------
       Total other assets                                                                        1,581,109

                                                                                        -------------------
       TOTAL ASSETS                                                                             $7,275,601
                                                                                        ===================
                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current liabilities:
       Accounts payable                                                                           $716,750
       Accrued interest                                                                            157,350
       Accrued expenses                                                                            331,740
       Current portion of capital lease                                                             58,290
       Convertible notes payable, net of debt discount, related party                              500,000
       Notes payable, net of debt discount                                                          93,515
       Notes payable, financial institution                                                      2,162,320
       Lines of credit                                                                           7,034,410
       Due to officer                                                                              161,482
       Commissions payable                                                                       1,012,270
                                                                                        -------------------
       Total current liabilities                                                                12,228,127

       Long-term liabilities:
       Capital lease, net of current portion                                                       495,899
                                                                                        -------------------
       Total long-term liabilities                                                                 495,899
       TOTAL LIABILITIES                                                                        12,724,026

       Stockholders' Deficit:
       Preferred stock; $.001 par value, 20,000,000 shares authorized
       0 shares issued and outstanding                                                                   -
       Common stock; $.01 par value, 150,000,000 shares authorized
       30,162,353 shares issued and outstanding                                                    301,623
       Additional paid-in capital                                                               12,234,826
       Accumulated deficit                                                                    (17,984,874)
                                                                                        -------------------
       Total stockholders' deficit                                                             (5,448,425)
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                              $7,275,601
                                                                                        ===================

             The accompanying notes are an integral part of these consolidated financial statements.

                                          MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)

                                                             THREE MONTHS ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                                2006                 2005                2006             2005
                                                           ----------------    -----------------    ---------------   --------------
Revenues                                                        $2,598,863           $4,547,709         $9,498,316      $15,348,705

Cost of revenues                                                 2,069,719            3,485,399          7,609,738       12,334,290
                                                           ----------------    -----------------    ---------------   --------------

Gross profit                                                       529,144            1,062,310          1,888,578        3,014,415

Selling, general and administrative expenses                       433,080              428,097          1,541,713        1,700,273

Noncash compensation                                                 5,044               15,666             37,694           92,066

Depreciation and amortization                                       81,416              163,539            241,753          502,264
                                                           ----------------    -----------------    ---------------   --------------

Operating income                                                     9,604              455,008             67,418          719,812

Other income (expenses)

         Interest income                                             4,104                4,011             12,338           13,868
         Interest expense                                        (453,499)            (455,973)        (1,335,487)      (1,412,900)
         Noncash interest expense                                  (6,572)              (5,197)          (146,417)          (5,197)
                                                           ----------------    -----------------    ---------------   --------------

                  Total interest expense, net                    (455,967)            (447,159)        (1,469,566)      (1,404,229)
                                                           ----------------    -----------------    ---------------   --------------

         Other income                                                3,500                   --             22,652            1,650
         Other expenses                                                 --                   --          (128,376)          (4,462)
                                                           ----------------    -----------------    ---------------   --------------

                  Total other income (expense)                       3,500                   --          (105,724)          (2,812)
                                                           ----------------    -----------------    ---------------   --------------

Net income (loss)                                               $(442,863)               $7,849       $(1,507,872)       $(687,229)
                                                           ================    =================    ===============   ==============

Net income (loss) per common share - basic                           $0.02                $0.00              $0.06          $(0.03)
                                                           ================    =================    ===============   ==============

Net income (loss) per common share - diluted                         $0.02                $0.00              $0.06          $(0.03)
                                                           ================    =================    ===============   ==============

Weighted average common shares outstanding during the period

         - Basic                                                27,385,409           25,206,978         25,991,556       25,172,534
                                                           ================    =================    ===============   ==============

         - Diluted                                              27,385,409           28,470,605         25,991,556       25,172,534
                                                           ================    =================    ===============   ==============


                       MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         UNAUDITED

                                                                     Nine Months Ended
                                                                       September 30,
                                                                 ---------------------------
                                                                     2006         2005
                                                                 ---------------------------
Cash flows from operating activities:
 Net loss                                                         $(1,507,872)   $(687,231)
 Adjustments used to reconcile net loss to net cash
   Used in operating activities:
      Depreciation and amortization                                    241,753      502,264
      Amortization of debt discount                                    138,156           --
      Issuance of warrants for services                                 15,782           --
      Issuance of common stock for services                              5,742           --
      Issuance of stock options for services                            23,221       64,791
 Changes in operating assets and liabilities:
      Increase (decrease) in:
           Accounts payable                                          (302,443)       42,727
           Accrued interest                                             40,389           --
           Accrued expenses                                            146,139     (22,546)
           Commissions payable                                       (107,206)      116,229
      (Increase) decrease in:
           Prepaid expenses and other current assets                  (39,177)     (86,555)
           Accounts receivable                                         236,302     (15,999)
           Deposits                                                    (2,579)           --
                                                                 ---------------------------
Net cash used in operating activities                              (1,111,793)     (86,320)
Cash flows from investing activities:
 Purchases of property and equipment                                  (90,116)    (411,350)
 Cash paid for acquisition and intangible assets                     (253,190)    (467,891)
                                                                 ---------------------------
Net cash used in investing activities                                (343,306)    (879,241)
Cash flows from financing activities:
 Net change in lines of credit                                       (461,216)       56,974
 Capital lease obligation                                                   --      246,560
 Payments on capital lease obligations                               (152,960)     (40,153)
 Repayments of loans payable                                                --    (500,000)
 Advances to officer                                                 (208,848)    (115,529)
 Proceeds from notes payable                                            75,000      753,173
 Payments on notes payable                                           (779,092)    (110,004)
 Decrease in loans receivable                                               --       43,000
 Sale of common stock, net of $161,620 and $22,500 of offering
 costs respectively                                                  1,038,390      479,450
 Exercise of stock options and warrants                                  1,400        1,800
Net cash provided by (used in) financing activities                  (487,326)      815,271
NET DECREASE IN CASH                                               (1,942,425)    (150,290)
CASH, beginning of period                                           6,264,848     4,620,673
                                                                 ---------------------------
CASH, end of period                                                 $4,322,423   $4,470,383
                                                                 ===========================
Supplemental disclosure of cash flow information:

 Cash paid during the period for interest
                                                                    $1,335,487   $1,418,097
                                                                 ===========================
 Cash paid during the period for taxes                                      --           --
                                                                 ===========================

 Supplemental disclosure on non-cash investing and financing activities:

 Acquisition of equipment under capital lease                         $424,594     $264,235
                                                                 ===========================
 Reduction of loan payable officer in exchange for related
 accrual                                                               $43,750     $175,000
                                                                 ===========================
 Record beneficial conversion feature for convertible debt and         $10,305           --
      freestanding warrants
                                                                 ===========================

                See accompanying notes to unaudited consolidated financial statements.

                                               F-33

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006


1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Money Centers of America Inc. (the "Company" or "MCA"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services, OnSwitch TM Transaction Management System, and the Omni Network TM. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus (outsourced marker services), cash access host program, customer data sharing and merchant card processing.


(A)      Basis of Presentation


The unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. The Company and its subsidiaries have fiscal years ending on December 31.


(B)      Principles of Consolidation


The Company consolidates its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.


(C)      Use of Estimates


In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.


Significant estimates during 2006 and 2005 include depreciable lives on equipment, the valuation of stock options granted for services, the value of warrants issued in connection with debt related financing, valuation of intangible assets not having finite lives and the valuation allowance for deferred tax assets since the Company had continuing operating losses.


(D)      Reclassification


Certain prior periods balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' deficit.


(E)      Cash and Cash Equivalents and Compensating Balances


For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.


The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2006, the balance did not exceed the federally insured limits. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.


Additionally, the Company had $20,000 maintained under a compensating balance agreement. The $20,000 is retained due to potential dishonorment of bad checks that are unforeseen. There is an informal agreement between our bank and our lender that requires this compensating balance agreement.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)


(F)      Restricted Cash


Restricted cash is the balance of cash that is in the Company's bank accounts and network that is used as collateral for our asset based lender (See Note 6). The Company does not have access to this cash unless there is an amount over and above the required amount of collateral. In order to pay operating expenses, the Company requests that the asset based lender transfer funds into the Company's unrestricted cash accounts. The restricted cash balance at September 30, 2006 was $4,322,423.


(G )     Accounts Receivable


Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentration of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. Accordingly, no allowance was considered necessary at September 30, 2006 and 2005.


(H)      Equipment


Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Equipment consists primarily of cash access devices and computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years.


(I)      Long Lived Assets


The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the asset. There were no impairment charges taken during the periods ended September 30, 2006 and 2005.


(J)      Goodwill, Intangibles and Related Impairment


Based on the discounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values. Goodwill is assumed to have an indefinite life pursuant to statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets" and accordingly is not amortized but subject to periodic impairment tests. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. The Company expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill) subsequent to their acquisition.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)


(K)      Internal Use Software and Website Development Costs


The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use", and Emerging Issues Task Force ("EITF") Consensus #00-2. "Accounting for Website Development Costs." The type of costs incurred by the Company in developing its internal use software and Website include, but are not limited to payroll-related costs (e.g. fringe benefits) for employees who devote time to the internal use computer software or Website project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Website.


The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values. At September 30, 2006 and 2005, no such write-offs were required.


At September 30, 2006, the net book value of capitalized software was $1,125,409. Amortization expense for the periods ended September 30, 2006 and 2005 was $5,411 and $5,411, respectively.


(L)      Deferred Financing Costs


Deferred financing costs are capitalized and amortized over the term of the related debt. At September 30, 2006, the gross amount of deferred financing costs was $ 176,283 and related accumulated amortization was $ 143,145. At September 30, 2006 the Company reflects in the accompanying consolidated balance sheet net deferred financing costs of $33,138. Amortization of deferred financing costs was $32,210 and $33,121 at September 30, 2006 and 2005, respectively.


(M)      Derivative Liabilities


In order to determine whether the Company has derivative liabilities, the Company reviewed SFAS No. 133, SFAS No. 150, EITF No. 00-19 and EITF No. 05-02, "The Meaning of Convertible Debt Instrument in Issue No. 00-19".


Pursuant to the terms of the Company's outstanding convertible debt and the associated detachable freestanding warrants, management determined that no instruments should be classified as a derivative liability. Additionally, there are no other issued and outstanding instruments which require the application of the aforementioned accounting guidance.


(N)      Revenue Recognition


The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:


(1)      ATM's and Credit Cards


Fees earned from ATM and credit card advances are recorded on the date of transaction.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)


(2)      Check Cashing


Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as a negative bad debt expense. Based on the quick turnaround of the check being returned by the bank on which it is drawn and the resubmission to the bank for payment, the Company feels this method approximates the allowance method, which is a Generally Accepted Accounting Principle. Based upon past history no allowance was considered necessary at September 30, 2006 and 2005, respectively.


(O)      Cost of Revenues


The cost of revenues primarily includes commissions paid, non management wages, employee benefits, bad debts, rents paid to contract lessors, transaction processing costs, cash replenishment fees, non-capitalizable operating lease fees for ATM's and repairs and maintenance of ATM's.


(P)      Advertising


In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the periods ended September 30, 2006 and 2005 were $41,400 and $27,401, respectively.


(Q)      Income Taxes


The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.


(R)      Fair Value of Financial Instruments


Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.


The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable and accrued expenses, commissions payable, notes payable, convertible notes payable, net of debt discount, line of credit and due to related party approximate fair value due to the relatively short period to maturity for these instruments.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)


(S)      Earnings per Share


In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. Common share equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants, stock options, and convertible preferred stock. The Company has excluded these common share equivalents from its computation of earnings per share due to their antidilutive effect as the Company has reflected a net loss at September 30, 2006 and 2005, respectively. Accordingly, the basic and diluted EPS are the same.


At September 30, 2006 and 2005 there were 6,218,611 and 5,969,438 shares of issuable common stock underlying the options, warrants and convertible debt securities, respectively.


The following table summarizes all common stock equivalents outstanding at September 30, 2006 and 2005, respectively.

                                                 2006                2005
    Common stock options                         ----                ----
    Common stock warrants                     3,492,500          3,475,000
    Convertible notes payable                 1,615,000          2,494,438
    Total Common Stock Equivalents            1,111,111                 --
                                           ---------------     -------------
                                              6,218,611          5,969,438
                                           ===============     =============

(T)      Stock Based Compensation


We previously accounted for stock-based compensation issued to our employees using the intrinsic value method. Accordingly, compensation cost for stock options issued was measured as the excess, if any, of the fair value of our common stock at the date of grant over the exercise price of the options. The pro forma net loss per share amounts are presented as if the fair value method had been used during the nine months ended September 30, 2005 in accordance with the Company's adoption of SFAS 123(R) effective January 1, 2006.


For purposes of the following disclosures during the transition period of adoption of SFAS 123(R), the weighted-average fair value of options has been estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants for the nine months ended September 30, 2006: expected dividend yield of 0%; expected volatility of 150%; risk-free interest rate of 4%; and an expected term of 7 to 10 years for options and warrants granted. Had the compensation cost for the quarter ended September 30, 2005 been determined based on the fair value at the grant, our net income (loss) and basic and diluted earnings (loss) per share would have been reduced to the pro forma amount for that period indicated below. For the quarter ending September 30, 2006, the net income and earnings per share reflect the actual deduction for option expense as compensation. Compensation recorded for stock options is a non-cash expense item.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)

                                                                               Nine Months Ended
                                                                                 September 30
                                                                            2006             2005

Net income (loss) - as reported                                       $  (1,507,872)       $  (687,229)

Add: stock-based employee compensation determined under the fair                 --           (136,355)
value method

Less: stock-based employee compensation determined under the                     --                 --
intrinsic value method (APB #25)

Net income (loss)                                                        (1,507,872)          (823,584)

Basic and Diluted earnings (loss)per share-as reported                $       (0.05)         $   (0.03)

Basic and Diluted earnings (loss) per share-pro forma                 $       (0.05)         $   (0.03)

2. UNAUDITED INTERIM INFORMATION


The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited consolidated financial statements for the interim periods reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the unaudited consolidated financial position, operating results and cash flows for the periods presented. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related footnotes for the year ended December 31, 2005 and notes thereto contained in the annual report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results for the full year ending December 31, 2006.


3. CONVERTIBLE NOTES PAYABLE, NET OF DEBT DISCOUNT AND NOTES PAYABLE


(A) Convertible Notes Payable, net of debt discount


At September 30, 2006, the Company had the following outstanding convertible notes payable:

         Convertible notes payable - related party                $500,000
         Total convertible notes payable                           500,000
                                                               ============
         Less:  debt discount                                            -
                                                               ------------
         Convertible notes payable, net of debt discount          $500,000
                                                               ============

         At September 30, 2006, the Company had the following outstanding accrued interest payable for all convertible and non-convertible debt instruments:

 Convertible notes payable - related party - accrued interest         $  53,401
 Interest accrued on Notes Payable and Lines of Credit                  101,783
 Interest accrued on non convertible related note (see Note 5(B))         2,166
                                                                     ----------
 Total accrued interest payable                                       $ 157,350
                                                                     ==========

In September 2004, the Company granted 25,000 warrants to a related party lender pursuant to a promissory note requiring the issuance of such warrants provided the original principal and interest was not paid in full by March 1, 2006. The payment represents additional interest as consideration for extending the note. Based upon the following factors used to determine the fair value of these warrants, the Company attributed a fair value to these warrants of $9,300 and recorded them as non cash interest.


(B) Notes Payable, net of debt discount


In March 2006 the Company borrowed an aggregate $50,000 evidenced by two separate $25,000 promissory notes. The Company recorded a debt discount of $6,682 related to the beneficial conversion feature attributed to the 25,000 warrants issued in connection with these notes. At September 30, 2006, the Company recorded amortization of debt discount for these notes totaling $5,197 as a component of interest expense. The remaining $1,485 of debt discount is being amortized over the life of the promissory note.


In May 2006 The Company borrowed, from a related party, an aggregate $25,000 evidenced by a promissory note. The Company recorded a debt discount of $3,623 related to the beneficial conversion feature attributed to the 12,500 warrants issued in connection with this note. At September 30, 2006, the Company recorded amortization of debt discount for these notes totaling $3,623 as a component of interest expense


The following Weighted Average Assumptions reflect all 2006 Option/Warrant
Grants

         Exercise price on grant date          $0.01- $0.36
         Expected dividend yield                         0%
         Expected Volatility                       150-200%
         Risk free interest rate                         4%
         Expected life of option                4- 10 years

During 2006, the Company reflected aggregate principal repayments of $211,809 for all non-convertible promissory notes.


At September 30, 2006, the Company had the following outstanding notes payable:

         Notes payable                               $50,000
         Notes payable - related party                45,000
         Total notes payable                          95,000
                                                      ======
           Less: debt discount                        (1,485)
           Note payable, net of debt discount        $93,515
                                                      ======

4. CAPITAL LEASES


In February 2006, the Company entered into a new capital lease for 4 ATM machines at a Casino in California. The capitalized cost of the ATM machines is $63,685. The terms of this lease require an approximately $19,000 down payment 90 days from installation with the remaining balance of approximately $44,685 financed over 59 months, at 15.15% for $949 per month. This note is collateralized by the equipment.

In February 2006, the Company entered into a new capital lease for 1 additional ATM machine at a Casino in New Mexico. The capitalized cost of the ATM machine is $15,894. The terms of this lease require an approximately $5,000 down payment 90 days from installation with the remaining balance of approximately $10,894 financed over 59 months, at 14.53% for $237 per month. This note is collateralized by the equipment.


In April 2006, the Company entered into a new capital lease for 4 additional ATM machines at a Casino in Wisconsin. The capitalized cost of the ATM machines is $63,574. The terms of this lease require an approximately $19,000 down payment 90 days from installation with the remaining $44,574 financed over 59 months, at 8.61% for $928 per month. This note is collateralized by the equipment.


In April 2006, the Company entered into a new capital lease for 2 ATM machines at a Casino in California. The capitalized cost of the ATM machines is $39,644. The terms of this lease require an approximately $12,000 down payment 90 days from installation with the remaining $27,644 financed over 59 months, at 8.61% for $579 per month. This note is collateralized by the equipment.


In April 2006, the Company entered into a new capital lease for 4 additional ATM machines at a Casino in Colorado. The capitalized cost of the ATM machines is $77,129. The terms of this lease require an approximately $23,000 down payment 90 days from installation with the remaining $54,129 financed over 59 months, at 8.61% for $1,126 per month. This note is collateralized by the equipment.


In April 2006, the Company entered into a new capital lease for 2 ATM machines at retail locations in New York. The capitalized cost of the ATM machines is $32,986. The terms of this lease require an approximately $10,000 down payment 90 days from installation with the remaining $22,986 financed over 59 months, at 8.61% for $482 per month. This note is collateralized by the equipment.


In September 2006, the Company entered into a new capital lease for 5 ATM machines at retail locations in California. The capitalized cost of the ATM machine is $131,679. The terms of this lease require an approximately $39,500 down payment 90 days from installation with the remaining $92,179 financed over 59 months, at 8.25% for $1,906 per month. This note is collateralized by the equipment.

Capital lease obligations at September 30, 2006 consisted of the following:

Obligation under capital lease, imputed interest rate at               $ 20,482
12.78%; due May 2007; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 27,958
8.21%; due December 2009; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 27,958
8.21%; due December 2009; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 59,208
7.95%; due March 2010; collateralized by equipment

Obligation under capital lease, imputed interest rate at 8.3%;           10,704
due March 2010; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 20,943
11.63%; due July 2010; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 53,602
9.74%; due July 2010; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 10,739
14.53%; due March 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 42,537
15.15%; due March 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 44,502
8.61%; due April 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 27,751
8.61%; due April 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 53,990
8.61%; due March 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                 22,136
8.61%; due March 2011; collateralized by equipment

Obligation under capital lease, imputed interest rate at                131,679
8.25%; due August 2011; collateralized by equipment

Less: current maturities                                                (58,290)

Long term obligation, net of current portion                          $ 495,889

5. DUE TO OFFICER


During 2006, the Company issued a note to its CEO totaling $43,750. The note was issued in payment of the CEO's 2005 guaranteed bonus. This loan and other notes to our CEO bear interest at 10%, are unsecured and due on demand. The outstanding principal and related accrued interest balance at September 30, 2006 was $161,482. Of the total, $1,385 represented accrued interest payable.


6. LINES OF CREDIT AND NOTE PAYABLE, FINANCIAL INSTITUTION


Lines of credit at September 30, 2006 consisted of the following:

Line of credit,  maximum  availability  of $7,000,000,  maturity date May 31, 2006.  Although this loan has not been formally renewed,  we are in discussions with Mercantile  regarding the terms of a renewal and  Mercantile  has continued to finance our vault cash on the current terms Subject to various  restrictive  covenants,  interest  is payable  monthly  at Prime  plus  10.75% per annum, borrowings are  collateralized  by restricted cash, all the assets of the Company,  250,000 shares of common  stock,  and  guaranteed  by the principal  shareholder  of the Company.  The Company is required to pay a monthly  facility  fee equal to 1/12% of the highest  balance of the line during the month.  At September 30, 2006, the Company had recorded  related accrued  interest  payable of
$69,213 in connection with this line of credit.                                                           $ 4,665,628

Line of credit,  interest is payable  monthly at 9% per annum,  the line is  unsecured  and due on
demand.  This line has been established with one of our casino customers.                                     875,550


Line  of  credit,  non-interest  bearing,  unsecured  and  due  on  demand.  This  line  has  been
established with one of our casino customers.                                                               1,037,760

Line of credit,  unsecured  and due on demand.  The Company pays a fixed stated amount of interest totaling $1,000 per month.  The payments are recorded and charged to interest  expense.  This line has been  established  with one of our casino  customers.  At September 30, 2006,  the Company had
recorded related accrued interest payable of $1,000 in connection with this line of credit.                   455,472

On April 12, 2004, the Company borrowed  $2,050,000 from an asset-based  lender to make the second payment  for the  Available  Money  acquisition.  From  April 12,  2004  until  June 30,  2005 all interest  was  accrued and added to the  principal  balance.  The Company has  received a one year extension,  with  renewal  subject to the  lender's  discretion.  This  extension  expired May 31,
2006.  Although this loan has not been formally  renewed,  we are in  discussions  with the lender regarding  the terms of a renewal  and the lender has  continued  to finance our vault cash on the current terms.  The note bears  interest at 17% per annum.  This note is amortized over 5 years at
$68,428 per month.  At September  30,  2006,  the Company had recorded  related  accrued  interest payable  of  $31,570  in  connection  with  this line of  credit.  The note is  guaranteed  by the
majority shareholder of the Company and also collateralized by all the assets of the Company.               2,162,320

                                                                                                          $ 9,196,730

                                      F-42

7. STOCKHOLDERS' DEFICIT


Nine Months Ended September 30, 2006


(A)      Common Stock Issuances


(1)      Cash


In August 2006, the Company issued 4,800,000 shares of common stock to investors at $.25 per share. The Company received proceeds of $1,038,390 from the transaction net of offering costs.


(2)      Services


In February 2006, the Company issued 9,158 shares of common stock to employees for services rendered. The Company valued the shares at the fair value on the date of issuance which was $.43 per share based on the quoted closing trading price and recorded non-cash compensation expense of $3,938.


In September 2006, the Company issued 6,217 shares of common stock to employees for services rendered. The Company valued the shares at the fair value on the date of issuance which was $.29 per share based on the quoted closing trading price and recorded non-cash compensation expense of $1,803.


(3)      Exercise of Options/Warrants


In February 2006, an employee and a consultant exercised an aggregate 75,000 options and warrants at $.01 per share. The Company received proceeds of $750 from the transaction and issued 75,000 shares.


In July 2006, a lender exercised an aggregate 25,000 warrants at $.01 per share The Company received proceeds of $250 from the transaction and issued 25,000 shares.

(B)      Accrued Penalty Shares


At September 30, 2006, pursuant to the terms of a prior common stock offering with registration rights, the Company has accrued penalties in the amount of 142,500 shares. The Company has valued these shares at $81,048 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as a component of accrued expenses. In February 2006, the Company's Form SB-2 was declared effective. Pursuant to the terms of the original agreement once a registration statement had been declared effective, accrual of penalty shares is no longer required. As of February 2006, the penalty shares have ceased accruing.


(C)      Stock Options


The Company follows SFAS No. 123(R) for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock option and warrant activity with employees and non-employees during 2006:


(1)      Option Grants - Employees


In May, 2006, 12,500 options at an exercise price of $0.33 per share issued to an employee vested according to their stock option agreement. The Company valued these shares at $4,266 and accordingly booked a noncash compensation expense in the same amount.


In June 2006 50,000 options at an exercise price of $0.42 per share issued to the Company's Chief Financial Officer vested according to the executives employment agreement. The Company valued these shares at $18,955 and accordingly booked a noncash compensation expense in the same amount.


(2)      Options/ Warrants Exercised - Employees


In February 2006, a consultant exercised 5,000 warrants at $.01 per share. The Company received proceeds of $50 from the transaction and issued 5,000 shares of common stock.


In February 2006, an employee exercised 70,000 options at $.01 per share. The Company received proceeds of $700 from the transaction and issued 70,000 shares of common stock.


In April 2006, an employee exercised 15,000 options at $.01 per share. The Company received proceeds of $150 from the transaction and issued 15,000 shares of common stock.


In April 2006, an employee exercised 25,000 options at $.01 per share. The Company received proceeds of $250 from the transaction and issued 25,000 shares of common stock.


(3)      Option Forfeitures - Employees


None


(4)      Weighted Average Assumptions for 2006 Option Grants - Employees


None

Employee stock option activity for the nine months ended September 30, 2006 and 2005 are summarized as follows:

                                     Number of Shares        Weighted Average
                                                              Exercise Price
                                     ------------------    ---------------------
 Outstanding at December 31, 2005            3,602,500               $.19
 Granted                                            --                 --
 Exercised                                   (110,000)                .01
 Canceled/Expired                                   --                 --
 Outstanding at September 30, 2006           3,492,500               $.20
                                     ==================    =====================

The following table summarizes the Company's employee stock options outstanding at September 30, 2006:

                                    Options Outstanding
Range of                          Weighted Average Remaining    Weighted Average
Exercise Price     Number                    Life                Exercise Price
--------------     ------                    ----                --------------
         .01      2,765,000             7.26 - 7.32                   .01
         .33        127,500             1.25 - 2.21                   .30
         .42        200,000                    7.71                   .42
   .70 - .77        212,500             7.59 - 8.31                   .75
 2.00 - 2.28        187,500             6.67 - 7.09                  2.11
                 --------------                                  --------------
                  3,492,500                                           .20
                 ==============                                  ==============

At September 30, 2006, 3,492,500 stock options are exercisable with a weighted average exercise price of $.20.


(D)      Warrants


(1)      Warrant Grants - Consultants


In May, 2006, the Company issued 20,000 warrants to purchase the Company's stock at an exercise price of $0.33 per share to a consultant for services rendered. According to the issuance 10,000 warrants vested June 29, 2006 and the remaining 10,000 warrants will vest August 28, 2006. The Company valued the 10,000 vested shares at $3,241 and accordingly booked a noncash compensation expense in the same amount.


Also in May 2006, the company issued 12,500 warrants to purchase the Company's stock at $0.01 to a lender as described in Note 3 (B).


In August 2006, in connection with the private placement of 4.8 million shares of its common stock, the company issued 100,000 warrants at a strike price of $.36 to the placement agent and affiliated persons. The Company valued the shares via the black scholes at the fair value on the date of issuance which was $.33 per share and recorded offering cost of $33,010.

Warrant activity for the period ended September 30, 2006 is summarized as follows:

                                          Number of       Weighted Average
                                            Shares         Exercise Price

Outstanding at December 31, 2005           1,457,500               $ 2.72
         Granted                             182,500                  .28
         Exercised                           (25,000)                 .01
         Canceled                                ---                  ---
                                     --------------------- --------------------
Outstanding at September 30, 2006          1,615,000               $ 2.49
                                     ====================== ===================


                                     Warrants Outstanding
Range of                           Weighted Average Remaining   Weighted Average
Exercise Price       Number                   Life               Exercise Price

        .01         340,000              5.98 - 7.32                   .01
  .30 - .36         270,000              2.95 - 8.05                   .35
        .40          15,000                     9.01                   .40
        .44          15,000                     9.01                   .44
  .47 - .51          30,000              8.93 - 9.01                   .49
       1.00          75,000                     1.75                  1.00
       2.40         112,500              2.08 - 6.50                  2.40
4.00 - 6.00         757,500               .50 - 1.75                  4.68
                 ------------
                  1,615,500
                 ============

All outstanding warrants are exercisable at September 30, 2006.


8. COMMITMENTS AND CONTINGENCIES


(1)      Operating Leases


In connection with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $36,000 per month.


The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635. This Lease expires February 2008.


The Company's total rent expense under operating leases was $354,413 and $410,314 for the nine months ended September 30, 2006 and 2005, respectively.


(2)      Casino Contracts


The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:


(A) A dollar amount, as defined by the contract, per transaction volume processed by the Company.


(B) A percentage of the Company's profits at the respective location.


As of September 30, 2006 the Company has recorded $762,788 of accrued commissions on casino contracts.


Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.


(3) Employment Agreements


(A) CEO


(1) Employment Agreement


In January 2004, the Company entered into a five-year employment agreement with it's Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), the employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus" ) and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, the officer is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. Effective March, 2006, the Company amended the executive's agreement to reduce his guaranteed bonus for 2005 from 50% of his salary to 12.5% of his salary. At September 30, 2006, the Company had accrued $131,250 for bonus.


(2)      Commissions Payable


The Company pays sales commissions to sales persons closing various contracts. The CEO was paid $27,299 in sales commissions for the first nine months of 2006.


(B) CFO


The Company entered into an agreement with its Vice President of Finance and Chief Financial Officer (CFO) dated June 14, 2005 (the "Employment Agreement" ) The employment term commenced on June 14, 2005 and continues until the close of business on December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. The officer's annual salary during the term of employment under the Employment Agreement shall be no less than $120,000. In addition, the officer was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share under the Company's Amended and Restated 2003 Stock Incentive Plan, pursuant to an Award Agreement for Non-Qualified Stock Option dated June 14, 2005 entered into between the Company and the officer. The options have a term of ten years and are exercisable as follows: (a) 50,000 shall be exercisable immediately on the date of grant; (b) 50,000 shall be exercisable on June 1, 2006; and (c) 100,000 shall be exercisable on June 1, 2007. On October 20, 2005, the CFO's employment agreement was amended to increase his annual salary to $145,000 and decrease his maximum annual bonus compensation to $25,000

(4)      Litigation


On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game. We disagree and are vigorously defending this action.


9. CUSTOMER CONCENTRATIONS


For the nine months ended September 30, 2006, approximately 51% of total revenues were derived from operations at two full service casinos. One other customer represented approximately 11% of our total revenues for the nine months ended September 30, 2006.


In May 2006, the Company ceased operations with the Sycuan Casino, a casino customer that did not renew its contract which ended May 6, 2006. The Sycuan Casino accounted for approximately $5.3 million in revenue and approximately $460,000 in gross profit for the year ended December 31, 2005.


In the second quarter of 2006 the Sycuan Casino generated $597,242 in revenue and $128,921 in net loss for operations. The net loss included $128,376 related to the closing down of our operations at the Sycuan Casino.


10. CASH RENTAL PROGRAM AND RELATED INTEREST EXPENSE


Included in interest expense are monies owed to an unrelated vendor for interest charges. The interest is based on the amount of cash in the Company's Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the bank in the Company's ATM machines at September 30, 2006 was approximately $1 million. The interest rate on the $6 million is prime plus zero. Effectively the Company rents this cash. The Company does not reflect this cash as an asset or the loan as a liability on its balance sheet at September 30, 2006. Interest expense from this cash was $249,336 for the nine months ended September 30, 2006.


11. GOING CONCERN


The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $7,460,533, a stockholders' deficit of $5,448,425 and an accumulated deficit of $17,984,874 at September 30, 2006. The Company also reflected a net loss of $1,507,872 and net cash used in operations of $1,111,794, for the nine months ended September 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern.


Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


12. SUBSEQUENT EVENTS


         In October 2006, a lender exercised an aggregate 50,000 warrants at $.01 per share The Company received proceeds of $500 from the transaction and issued 50,000 shares.

Until ________ [DATE], 2007 [90 days from the date of
this prospectus], all
dealers that effect transaction in
these securities, whether or not participants
in this offering, may be required to deliver a
prospectus. This is in addition
to the dealers' obligations to deliver a
prospectus when acting as underwriters
and with respect to unsold allotments or
subscriptions.
No dealer, salesman or any other person           MONEY CENTERS OF AMERICA, INC.
has been authorized to give any
information or to make any                        9,434,086 SHARES OF
representations other than those                  COMMON STOCK
contained in this prospectus in
connection with the offer made by this
prospectus and, if given or made, such
information or representations must not
be relied upon as having been
authorized by Money Centers of
America, Inc. This prospectus does not            _____________
constitute an offer to sell or solicitation
of an offer to buy any securities in any          PROSPECTUS
jurisdiction in which such offer or
solicitation is not authorized, or in             ______________
which the person making such offer or
solicitation is not qualified to do so, or
to any person to whom it is unlawful to
make such offer or solicitation.  Neither
the delivery of this prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication             ________, 2006
that there has been no change in the
affairs of Money Centers of America,
Inc. or that information contained
herein is correct as of any time
subsequent to the date hereof.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

         The Money Centers certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Money Centers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."


         Item 25.  Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by us in connection with the offer and sale of the shares of our common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee:

                    Item                           Amount Payable by the Company

SEC Registration Fee                                                 207
Printing and Engraving Expenses                                    1,000
Legal Fees and Expenses                                           15,000
Accounting Fees and Expenses                                       5,000
Blue Sky Fees and Expenses                                         1,000
Miscellaneous Expenses                                             2,793
                                                         ------------------
         Total                                                   25,000

         Item 26.  Recent Sales of Unregistered Securities.


         Recent Sales of Unregistered Securities and Use of Proceeds


         The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act of 1933. All share figures reflect the 1-for-4 reverse stock split that occurred on December 11, 2003.


         In October 2003, we sold 25,000 units consisting of one share of our common stock and two warrants to purchase a share of our common stock at an exercise price of $0.60 per share. The purchase price of these units was $.25 per unit and we received gross proceeds from this stock sale of $25,000. The units, shares of common stock and warrants were sold pursuant to Section 4(2) of the Securities Act.


         In October 2003, we issued 81,750 shares of our common stock to three consultants for services rendered. We valued the shares at a contemporaneous sales price on the date of issuance and recorded consulting expense of $147,690 or between $1.80, and $1.88 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act.


         In October 2003, pursuant to the terms of an asset purchase agreement, the Company purchased the Random X 21 product by issuing 75,000 restricted shares of common stock at the fair market value of $135,000 to the seller as payment of 50% of the purchase price. This agreement was rescinded after the merger and the change in our business direction. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Also, in October 2003, we issued 4,542 shares of our common stock to employees. We valued the shares at a contemporaneous sales price on the date of issuance and recorded salary expense of $8,175 or $1.80 per share, respectively. These shares were issued pursuant to Section 4(2) of the Securities Act.


         In November 2003, in order to secure the performance of the Company's obligations under a new line of credit, the Company granted the lender a continuing lien on and security interest in 250,000 newly issued shares of its common stock. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Also, in November 2003, we granted options to purchase 62,500 shares of our common stock at an exercise price of $2.00 per share to its former chief executive officer pursuant to the terms of his employment agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.


         In December 2003, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued the shares at the market price on the date of issuance and recorded consulting expense of $37,000 or $1.48 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Additionally, in December 2003, we issued 5,000 shares of our common stock to a consultant for services rendered. The Company valued the shares at the market price on the date of issuance and recorded consulting expense of $6,600 or $1.32 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.


         On January 2, 2004, we issued 1,351,640 shares of our Series A Preferred Stock and warrants to purchase 3,800,000 shares of our common stock to the stockholders and warrant holders of Money Centers of America, Inc. pursuant to an Agreement and Plan of Merger dated November 26, 2003, in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof and Rule 506 thereunder.


         In January 2004, we issued options to purchase 2,635,000 shares of our common stock to Christopher M. Wolfington and options to purchase an aggregate of 485,000 shares of our common stock to 16 of our employees and consultants under our stock option plan. The securities were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

         Additionally, in January 2004, we issued 25,000 shares of our common stock to a consultant for services rendered. We valued these shares at the market price on the date of issuance and recorded consulting expense of $30,000 or $1.20 per share. All of these shares were issued pursuant to Section 4(2) of the Securities Act.


         In May 2004, we issued 62,500 shares of restricted common stock to one of our executive employees, pursuant to the terms of the executive's employment contract. The company valued those shares at $.70 per share, the fair market value on the date of the grant.


          $2,000,000 of the Available Money purchase price was paid by tender of an aggregate of 1,470,590 shares of common stock to the previous shareholders of Available Money in April 2004. The terms of the Stock Purchase Agreement allow for certain purchase price adjustments. As a result, all of these shares of common stock were cancelled prior to December 31, 2004.


         On September 10, 2004, the Company borrowed $210,000 from an affiliate of our chief executive officer to pay an advance on commissions to a new casino customer. In connection with this note, the Company issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then the Company shall have the right to cancel warrants to purchase 25,000 shares.


         In October 2004, the Company granted options to purchase 100,000 shares of its common stock at an exercise price of $.35 per share to its former president in connection with the termination of his employment agreement. These securities were issued pursuant to Section 4(2) of the Securities Act.


         In December 2004, the Company granted options to purchase 150,000 shares of its common stock at an exercise price of $.01 per share to the owners of a software development company as partial consideration for software development services The company valued these options at $81,000 or $.54 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Pursuant to the Merger Agreement between the company and iGames, the holders of each share of iGames' common stock received one share of the company's common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of the company's common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' acquisition of the company (the "Merger Warrants"), were deemed options and warrants to purchase the same number of shares of the company's common stock with no change in exercise price. The Merger Warrants were canceled in exchange for 1.15 shares of the company's common stock for each share of common stock purchasable thereunder.


         Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 70,000 shares. The company has valued these shares at $45,323.


         In January 2005, we sold 984,314 shares of our common stock at $0.51 per share to three investors. These shares were sold pursuant to Rule 506 of Regulation D.


         From September to December 2005 we borrowed $725,000 from seven individuals, including our Chief Financial Officer ($25,000) and our Chief Executive Officer's uncle and brother ($250,000 each). These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 112,500 shares of our common stock at an exercise price of $0.01 per share were issued to our Chief Financial Officer (12,500 shares) and four unaffiliated lenders (100,000 shares).

         From March to May 2006 we borrowed $75,000 from our Chief Executive Officer's father. These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 37,500 shares of our common stock at an exercise price of $0.01 per share were issued to the lender.

         In August 2006 we sold 4,800,000 shares of our common stock at $0.25 per share to 14 investors. These shares were sold pursuant to Rule 506 of Regulation D.

         In December 2006 we borrowed $4,750,000 from a new subordinated lender. Warrants to purchase 2,000,00 share of our common stock at an exercise price of $0.01 per share were issued to the Lender.

         Item 27. Exhibits.

         (a) The following Exhibits are filed as part of this report.

 Exhibit Number    Description

          2 Agreement and Plan of Merger dated as of August 10, 2004 by and between iGames Entertainment, Inc. and Money Centers of America, Inc. (incorporated by reference to Exhibit 2 of Current Report on Form 8-K12g-5 filed on October 19, 2004).

        3.1 Amended and Restated Certificate of Incorporation of Money Centers of America, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K12g-3 filed on October 19, 2004).

        3.2        Amended and Restated By-laws of Money Center of America, Inc.
                   (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K12g-3 filed on October 19, 2004).

        4.1        Form of Buena Warrant  (incorporated by reference to Exhibit
                   4.1 to the current report on Form 8-K filed January 8, 2007)

          5 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP as to the legality of the shares of common stock being registered.

       10.1 Amended and Restated 2003 Stock Incentive Plan of iGames Entertainment, Inc. (incorporated by reference to Exhibit
                   10.1 to the Annual Report on Form 10-KSB filed on July 13,
                   2004).
       10.2 Employment Agreement dated as of January 2, 2004 by and between iGames Entertainment, Inc. and Christopher M. Wolfington (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB filed on July 13, 2004).

       10.3 Amendment to Employment Agreement dated as of March 20, 2006 by and between Money Centers of America, Inc. and Christopher
                   M. Wolfington (incorporate by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 filed on May 22, 2006).

       10.4 Employment Agreement dated as of June 14, 2005 by and between Money Centers of America, Inc. and Jason P. Walsh
                  (incorporated  by  reference  to the Current  Report on Form
                   8-K filed on June 14, 2005).

       10.5 Amendment to Employment Agreement dated as of October 20, 2005 by and between Money Centers of America, Inc. and Jason
                   P. Walsh (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 filed on May 22, 2006).

       10.6 Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Baena Advisors, LLC (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed January 8, 2007).

       10.7 $4,750,000 Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Baena Advisors, LLC (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed January 8, 2007).

       10.8 Amendment to Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Mercantile Capital, L.P. (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed January 8, 2007).

       10.9 $2,525,000 Amended and Restated Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Mercantile Capital, L.P. (incorporated by reference to
                   Exhibit 10.4 to the current report on Form 8-K filed January 8, 2007).

         21        Subsidiaries of Money Centers of America, Inc.

       23.1        Consent of Sherb & Co. dated February 2, 2007.

       23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to the legality of the shares of common stock being registered (included in Exhibit 5).

         Item 28.  Undertakings.


         (a) We shall undertake to:


                  (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:


                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and


                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.


         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to any provisions contained in our Articles of Incorporation, By-Laws, or otherwise, we have been advised that in the opinion of the Security and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


         (c) We further undertake that:


                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.


                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of King of Prussia, Pennsylvania on Date: February 2, 2007.

                                          Money Centers of America, Inc.

                                          By:  /s/ Christopher M. Wolfington
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Wolfington as his true and lawful attorney-in-fact, with full power of substation and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Date:  February 2, 2007          /s/ Christopher M. Wolfington
                                 --------------------------------------------
                                 Christopher M. Wolfington
                                 Chief Executive Officer and Director

Date:  February 2, 2007          /s/ Jason P. Walsh
                                 --------------------------------------------
                                 Jason P. Walsh
                                 Chief Financial Officer (principal financial
                                 officer and principal accounting officer)

Date:  February 2, 2007          /s/ Jeremy Stein
                                 --------------------------------------------
                                 Jeremy Stein
                                 Director

Date:  February 2, 2007
                                 --------------------------------------------
                                 Dennis Gomes
                                 Director

Date:  February 2, 2007
                                 --------------------------------------------
                                 Wayne DiMarco
                                 Director

Date:  February 2, 2007          /s/ Jonathan Robinson
                                 --------------------------------------------
                                 Jonathan Robinson
                                 Director